CREDIT AGREEMENT

                                      Among

                              FLANDERS CORPORATION,

                                  As Borrower,

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,

                                As Lead Arranger,

                                 SUNTRUST BANK,

                    as Administrative Agent, Issuing Lender,

                             and Swing Line Lender,

                                       and

                            The LENDERS Party Hereto

                                February 9, 2000


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                                TABLE OF CONTENTS

TABLE OF CONTENTS.............................................................i

CREDIT AGREEMENT..............................................................1

BACKGROUND....................................................................1

TERMS.........................................................................1

SECTION 1. DEFINITIONS........................................................1

     1.1        Defined Terms.................................................1
     1.2        Other Definitional Provisions................................10

SECTION 2. THE CREDIT FACILITIES.............................................10

     2.1        The Revolving Credit Advances................................10
     2.2        Making Revolving Credit Advances.............................11
     2.3        Swing Line Advances..........................................13
     2.4        The Line of Credit Facility..................................13
     2.5        Requesting Letters of Credit and Making Line
                of Credit Default Advances...................................14
     2.6        Evidence of Indebtedness.....................................16
     2.7        Principal....................................................16
     2.8        Interest.....................................................16
     2.9        Fees.........................................................17
     2.10       Termination and Reduction of the Commitments.................18
     2.11       Optional Prepayments.........................................18
     2.12       Continuation and Conversion Elections Applicable
                to Revolving Credit Advances.................................19
     2.13       Computations and Manner of Payments..........................20
     2.14       Yield Protection; Changed Circumstances......................21
     2.15       Liability Regarding Letters of Credit........................24
     2.16       Indemnification Regarding Letters of Credit..................24
     2.17       Obligations Absolute (relating to Letters of Credit).........24

SECTION 3. SECURITY AND GUARANTIES...........................................25

     3.1        Stock Pledge.................................................25
     3.2        Guaranties...................................................26

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SECTION 4. REPRESENTATIONS AND WARRANTIES....................................27

     4.1        Corporate Existence; Compliance with Law; Name History.......27
     4.2        Corporate Power and Authorization to Execute Loan
                Documents; No Conflict; No Consent...........................27
     4.3        Enforceable Obligations......................................28
     4.4        Financial Condition..........................................28
     4.5        No Litigation................................................28
     4.6        Investment Company Act; Regulation...........................29
     4.7        Disclosure and No Untrue Statements..........................29
     4.8        Title to Assets; Leases in Good Standing.....................29
     4.9        Payment of Taxes.............................................30
     4.10       Agreement or Contract Restrictions; No Default...............30
     4.11       Patents, Trademarks, Licenses, Etc...........................30
     4.12       Government Contract..........................................30
     4.13       ERISA Requirement............................................30
     4.14       Solvency.....................................................31
     4.15       Racketeer Influenced and Corrupt Organization(s) Act.........31
     4.16       Location of Offices..........................................31
     4.17       Subsidiaries.................................................31

SECTION 5. CONDITIONS OF LENDING.............................................32

     5.1        Continuing Accuracy of Representations and Warranties........32
     5.2        No Default...................................................32
     5.3        Opinion of Borrower's Counsel................................32
     5.4        Approval of Counsel..........................................32
     5.5        Loan Documents...............................................32
     5.6        UCC Filings and Stock Certificates...........................32
     5.7        Supporting Documents.........................................33

SECTION 6. AFFIRMATIVE COVENANTS.............................................34

     6.1        Financial Reports and Other Information......................34
     6.2        Payment of Indebtedness; Performance of Other
                Covenants; Payment of Other Obligations......................35
     6.3        Conduct of Business; Maintenance of Existence
                and Rights...................................................35
     6.4        Maintenance of Property......................................36
     6.5        Right of Inspection; Discussions.............................36
     6.6        Notices......................................................36
     6.7        Payment of Taxes; Liens......................................37
     6.8        Insurance of Properties......................................37
     6.9        True Books...................................................37
     6.10       Observance of Laws...........................................37
     6.11       Further Assurances...........................................37
     6.12       ERISA Benefit Plans..........................................38
     6.13       Withholding Taxes............................................38

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     6.14       Change of Name, Principal Place of Business,
                Office, or Agent.............................................38
     6.15       Financial Covenants..........................................38
     6.16       Affirmative Covenants Applicable to Subsidiaries.............39

SECTION 7. NEGATIVE COVENANTS................................................39

     7.1        Indebtedness.................................................39
     7.2        Limitations on Mortgages, Liens, Etc.........................39
     7.3        Guaranties...................................................39
     7.4        Merger, Sale of Assets, Sale-Leaseback
                Transactions, Dissolution, Etc...............................39
     7.5        Acquisitions.................................................40
     7.6        Prohibitions on Dividends, Redemptions,
                Distributions and Other Payments.............................40
     7.7        Limitations on Loans, Advances, Investments,
                Transfer of Assets, and Acquisition of Assets................40
     7.8        Regulation U.................................................40
     7.9        Insider Transactions.........................................41
     7.10       Loans to Officers, Stockholders, Employees, Etc..............41
     7.11       Changes in Governing Documents, Accounting
                Methods, Fiscal Year.........................................41
     7.12       Negative Covenants Applicable To Subsidiaries................41

SECTION 8. EVENTS OF DEFAULT.................................................42

     8.1        Payment of Obligations Under Loan Documents..................42
     8.2        Representation or Warranty...................................42
     8.3        Covenants Under the Loan Documents...........................42
     8.4        Other Defaults under the Loan Documents......................42
     8.5        Cross-Default................................................42
     8.6        Payment, Performance, or Default of Other
                Monetary Obligations.........................................43
     8.7        Other Covenants or Defaults to Lenders or Others.............43
     8.8        Liquidation; Dissolution; Bankruptcy; Etc....................43
     8.9        Involuntary Bankruptcy, Etc..................................43
     8.10       Judgments....................................................44
     8.11       Attachment, Garnishment, Liens Imposed by Law................44
     8.12       Corporate Existence, Transfer of Property....................44
     8.13       Invalidity of Security Interest and Liens;
                Transfer of Collateral.......................................44
     8.14       Invalidity of Guaranty.......................................44
     8.15       Subsidiaries.................................................44

SECTION 9. RIGHTS AND REMEDIES...............................................45

     9.1        Remedies Available Under Loan Documents and Otherwise........45
     9.2        Remedies Upon Event of Default...............................45

SECTION 10. THE ADMINISTRATIVE AGENT.........................................45

     10.1       Authorization and Action.....................................45

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     10.2       Administrative Agent's Reliance, Etc.........................46
     10.3       SunTrust Bank and Affiliates.................................46
     10.4       Lender Credit Decision.......................................47
     10.5       Indemnification by Lenders...................................47
     10.6       Successor Administrative Agent...............................47

SECTION 11. MISCELLANEOUS....................................................48

     11.1       Amendments and Waivers.......................................48
     11.2       Sharing of Payments..........................................48
     11.3       Liens; Set-Off...............................................49
     11.4       Payment of Expenses, Including Attorneys' Fees and Taxes.....49
     11.5       Notices......................................................50
     11.6       Governing Law................................................50
     11.7       Venue; Personal Jurisdiction.................................50
     11.8       Severability and Enforceability of Provisions................50
     11.9       Failure of Party to Execute..................................51
     11.10      Counterparts; Facsimile Signatures; Effective Date...........51
     11.11      No Waiver....................................................51
     11.12      Cumulative Remedies..........................................51
     11.13      Course of Dealing; Amendment; Supplemental Agreements........51
     11.14      Time of Essence..............................................52
     11.15      Binding Obligation on Successors and Assigns.................52
     11.16      Assignments and Participations...............................52
     11.17      Reliance Upon, Survival of and Materiality of
                Representations and Warranties, Agreements,
                and Covenants................................................53
     11.18      Legal or Governmental Limitations............................54
     11.19      Estoppel and Release.........................................54
     11.20      Waiver of Appraisement, Valuation, Stay, etc.................54
     11.21      Consultation With Counsel; Voluntary Execution...............55
     11.22      Cooperation, Further Assurances..............................55
     11.23      WAIVER OF TRIAL BY JURY......................................55


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Schedule 1.1(a)..............................................................60

SCHEDULE 1.1(b)..............................................................61

SCHEDULE 2.4.................................................................62

SCHEDULE 4.1(a)..............................................................63

SCHEDULE 4.1(b)..............................................................64

SCHEDULE 4.5.................................................................65

SCHEDULE 4.16................................................................66

SCHEDULE 7.7.................................................................67

SCHEDULE 7.9.................................................................68

EXHIBIT A  BORROWING NOTICE..................................................69

EXHIBIT B  CONVERSION/CONTINUANCE NOTICE.....................................71

EXHIBIT C  FORM OF ASSIGNMENT AND ACCEPTANCE.................................73

EXHIBIT D  SWEEP AGREEMENTS..................................................77



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                                CREDIT AGREEMENT

    THIS CREDIT AGREEMENT is made and entered into as of this 9th day of February, 2000, by and between FLANDERS CORPORATION, a North Carolina corporation, as Borrower, SUNTRUST EQUITABLE SECURITIES CORPORATION, as Lead Arranger, SUNTRUST BANK, a state bank organized under the laws of Georgia, as Administrative Agent, the Lenders which are, or may from time to time become, listed on the signature pages of this Agreement or any assignment hereof, and SUNTRUST BANK, as Swing Line Lender, Issuing Lender, and a Lender.

                                   BACKGROUND

    Borrower has applied to Lenders for a revolving credit facility in the maximum principal amount of $30,000,000.00 (including a swing line facility in the maximum principal amount of $2,000,000.00) and a line of credit facility for the issuance of letters of credit in the maximum principal amount of $15,000,000.00. Lenders are willing to establish on their books such revolving credit (including the swing line availability) and the line of credit for Borrower upon the terms and conditions described in this Agreement.

                                      TERMS

    NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and conditions herein, Borrower, Lenders, and Administrative Agent agree as follows:

                             SECTION 1. DEFINITIONS.

    1.1 Defined Terms. Except as otherwise expressly provided in this Agreement, the following capitalized terms shall have the respective meanings ascribed to them for all purposes of this Agreement:

    "Addendum to Stock Pledge Agreement" has the meaning specified in Subsection
3.1 hereof.

    "Advance" means a Revolving Credit Advance, a Line of Credit Default Advance, or a Swing Line Advance.

    "Administrative Agent" means SunTrust Bank, its successors and assigns, in its capacity as agent hereunder and under the other Loan Documents, together with any successor agent appointed pursuant to the provisions hereof.


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    "Affiliate" means a Person that,  directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

    "Agreement" means this Credit Agreement, as the same may be amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof.

    "Applicable Margin" means one percent (1.00%) per annum initially, and reset sixty (60) days after each quarter-end thereafter, based on the Ratio as calculated from Borrower's previous quarter-end financial statements as follows:

                 Applicability                       Applicable Margin

    (i)    If the Ratio is less than 1.00                  1.00%

    (ii)   If the Ratio is greater than or                 1.50%
             equal to 1.00 but is less than 1.50

    (iii)  If the Ratio is greater than                    2.00%
             or equal to 1.50


    "Assignment  and  Acceptance   Agreement"  has  the  meaning   specified  in
Subsection 11.16 hereof.

    "Base Advance" means an Advance bearing interest based on the Base Rate.

    "Base Rate" means a per annum interest rate equal to the lesser of (a) the highest lawful rate, and (b) the greater of (i) the Prime Rate (ii) or one-half percent (0.5%) per annum above the Federal Funds Rate.

    "Borrower" means Flanders Corporation, a North Carolina corporation, and its successors and permitted assigns.

    "Business Day" means a day that is not a Saturday, a Sunday, or a day on which Administrative Agent is closed pursuant to authorization or requirement of law.

    "Borrowing Notice" has the meaning specified in Subsection 2.2 hereof.

    "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, the partnership interests (including without limitation, general, limited and preferred units) in any Person that is a partnership, and the membership interests in any Person that is a limited liability company.

    "Consequential Loss" with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day


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other  than the last day of the  related  Interest  Period,  including,  without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Administrative Agent's prior consent, a LIBOR Advance made on a date other than the date on which the Advance is to be made according to
Section 2.2(a) or Section 2.12 hereof to the extent such Advance is made on such other date at the request of the Borrower, or (c) any of the circumstances specified in Section 2.14 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Section 2.14 hereof, which amount shall be the same of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any
expense  or  penalty   incurred  by  such  Lender  by  reason  of   liquidating,
redepositing,   redeploying   or   reinvesting   the  principal   amount.   Each
determination by each Lender of any Consequential Loss is, in the absence of manifest error, presumptive evidence of the validity of such claim.

    "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

    "Continue," "Continuation" and "Continued" each refer to the continuation of a LIBOR Advance from one Interest Period to the next Interest Period.

    "Current Ratio" means the ratio of current assets to current liabilities of Borrower and its Subsidiaries on a consolidated basis.

    "Default Rate" has the meaning contained in Subsection 2.8 hereof.

    "EBITDA" means, for the Borrower and its Subsidiaries on a consolidated basis, for any period of determination, the sum of (a) net income for such period, plus (b) amortization and depreciation for such period, plus (c) extraordinary non-cash charges (not to exceed $1,000,000.00 per item unless consented to in writing by Administrative Agent) (minus extraordinary non-cash income) and other extraordinary items for such period, plus (d) interest expense for such period, plus (f) income tax expense for such period.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be supplemented or amended from time to time.

    "Event of Default" means any of the events specified in Section 8 hereof.



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    "Federal Funds Rate" means, for any period, a fluctuating  interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

    "Fixed Charge Coverage Ratio" means the ratio of EBITDA to Fixed Charges.

    "Fixed Charges" means for the Borrower and its Subsidiaries on a consolidated basis the sum of (a) required or scheduled principal payments and required capital lease payments for the coming twelve months, plus (b) cash paid for interest payments for the previous twelve months, and (c) cash paid for taxes for the previous twelve months.

    "Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

    "Guarantor" and "Guarantors" means each currently owned or hereafter acquired direct or indirect Subsidiary of Borrower with annual revenues or assets in excess of $1,000,000.00, but shall include, at a minimum, Air Seal Filter Housing, Inc., Airseal West, Inc., Eco-Air Products, Inc., Flanders Airpure Products Company, LLC, Flanders/CSC Corporation, Flanders Filters, Inc., Flanders International Pte, Ltd., Industrias Seco de Tijuana, S.A. de C.V., Precisionaire, Inc., Sierra Ridge Filtration, Inc., Tidewater Airfilter Fabrication Co.

    "Guaranty" and "Guaranties" have the meaning specified in Subsection 3.2 hereof.

    "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or Continued as a LIBOR Advance and ending one, two, three, or six months thereafter (as the Borrower shall select), provided, however, that:

        (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances under such facility due and payable on and prior to such date;



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        (b) whenever the last day of any Interest  Period would  otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

        (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

    "Issuing Lender" means SunTrust Bank, its successors and assigns.

    "Lead  Arranger"  means  SunTrust  Equitable  Securities  Corporation,   its
successors and assigns.

    "Lenders" means, collectively, the persons identified as "Lenders" which are or from time to time may become, listed on the signature pages of this Agreement, together with their successors and permitted assigns, and "Lender" means any one of the Lenders. "Lender" shall be deemed to also make reference to Swing Line Lender and Issuing Lender, unless the context shall clearly otherwise require.

    "Letters of Credit" has the meaning contained in Subsection 2.4 hereof.

    "Letter of Credit Contingent Obligations" and "Letters of Credit Contingent Obligations" mean the contingent obligation to pay the Letter of Credit or Letters of Credit in the amount of credit available for drawing and remaining undrawn thereunder.

    "LIBOR Advance" means an Advance bearing interest based on the LIBOR Rate.

    "LIBOR Rate" means a simple per annum  interest  rate equal to the lesser of
(a) the highest lawful rate, and (b) sum of the Applicable Margin plus the LIBOR Rate Basis. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements under any law, be subject to premiums, assessed therefor by each Lender, which are payable directly to each Lender in an amount sufficient to compensate such Lender for any increased cost or reduced rate of return attributable to such reserve deposit requirements. Any calculation by a Lender of such increased cost or reduced rate of return which is in reasonable detail and submitted to Borrower shall, in the absence of manifest error, be presumptive evidence of the validity of such claim. Once determined for any LIBOR Advance, the LIBOR Rate shall remain unchanged during the applicable Interest Period.



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

    "LIBOR Rate Basis" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing in the Money Rates section of The Wall Street Journal as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic means of all such rates.

    "Line of Credit Commitment" means $15,000,000.00, as the same may be reduced from time to time or terminated pursuant to the terms hereof.

    "Line of Credit Default Advance" means an advance made by a Lender to the Borrower pursuant to Section 2.5 hereof.

    "Line of Credit Default Base Rate" means an interest rate equal to two percent (2.00%) above the Base Rate.

    "Line of Credit Default Base Rate Advance" means an advance bearing interest at the Line of Credit Default Base Rate.

    "Line of Credit Note" means a promissory note of Borrower evidencing a Lender's Specified Percentage of Letter of Credit Contingent Obligations and any Line of Credit Default Advances, and Lender's Specified Percentage of any unreimbursed amounts paid in respect of Letters of Credit, together with any extension, renewal, or amendment thereof, or substitution therefor.

    "Loan Documents" means this Agreement, the Revolving Credit Notes, the Line of Credit Notes, the Swing Line Note, the Tax Indemnification Agreement, the Guaranties, the Stock Pledges, the Addenda to Stock Pledges, and all other documents executed in connection therewith.

    "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise), or prospects of Borrower and its Subsidiaries, taken as a whole or (b) the material impairment of the ability of Borrower to perform, or of Administrative Agent or Lenders to enforce, the obligations hereunder.

    "Maturity Date" means June 28, 2002.



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

    "Note" means any Revolving Credit Note, Line of Credit Note, or Swing Line Note.

    "Permitted Acquisition" means any acquisition by Borrower or any Subsidiary of substantially all assets, Capital Stock or other equity interests of any Person if: (a) as a consequence of such transaction Borrower would not be in violation of the provisions of Section 6.15 hereof or any other terms or conditions of this Agreement, (b) the total consideration for such acquisition (including without limitation cash paid, stock issued, and debt assumed by Borrower or any Subsidiary), when aggregated with the total consideration for all other such acquisitions by Borrower or any of its Subsidiaries on or after the date of this Agreement, does not exceed thirty-five percent (35%) of the Tangible Net Worth of Borrower and its Subsidiaries on a consolidated basis, and
(c) if such transaction involves a merger to which Borrower or any Subsidiary is a party, Borrower (or the applicable Subsidiary) must be the survivor of such merger.

    "Permitted Indebtedness" means (a) indebtedness to Lenders pursuant to this Agreement; (b) indebtedness now existing, in such amounts, and with such terms as described in Schedule 1.1(a) attached hereto; (c) indebtedness incurred in connection with the purchase of equipment or vehicles and secured by purchase money security interests therein in an aggregate amount not to exceed $500,000.00 outstanding at any time; (d) unsecured indebtedness to a Guarantor (or, in the case of Permitted Indebtedness of a Subsidiary, to Borrower or a Guarantor) and indebtedness, not to exceed $1,000,000.00 in the aggregate at any time, to one or more Subsidiaries of Borrower that are not Guarantors, and (e) other unsecured indebtedness in an amount not to exceed $1,000,000.00 in the aggregate at any time.

    "Permitted Liens" means (a) mortgages or security interests that secure Borrower's indebtedness to Lenders pursuant to the term of this Agreement; (b) liens now existing and in such amounts as described in Schedule 1.1(b) attached hereto; (c) purchase money security liens incurred in connection with purchase money indebtedness constituting Permitted Indebtedness; (d) mechanics', workmen's, materialmen's, or other like liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith; (d) liens for taxes not yet due or being contested in good faith by appropriate proceedings, and, in the case of those being contested, as to which Borrower shall have set aside on its books adequate reserves; and (e) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary course of the business.

    "Person" means any corporation, business entity, natural person, firm, joint
venture,   partnership,   trust,   unincorporated   organization,   association,
government, or any department or agency of any government.

    "Prime Rate" means the annual interest rate announced by SunTrust Banks, Inc., from time to time, as the "prime rate" (which interest rate is only a bench mark, is purely discretionary, and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of SunTrust Banks, Inc.).

    "Pro Rata" means, as to any Lender, in accordance with its Specified Percentage.

    "Ratio" means the ratio of Total Net Liabilities of Borrower and its Subsidiaries (on a consolidated basis) to Tangible Net Worth (on a consolidated basis).

    "Required Lenders" means at any time the Lenders owing or holding in the aggregate at least 51% of the sum of the aggregate unpaid principal amount of the Advances and the aggregate Letter of Credit Contingent Obligations, or in the event that no Advances or Letters of Credit are outstanding, the Lenders having at least 51% of the aggregate amount of the Revolving Credit Commitment and the Line of Credit Commitment.

    "Revolving Credit Advance" means an advance made by a Lender to the Borrower pursuant to Section 2.1 hereof.

    "Revolving Credit Base Rate" means an interest rate equal to the Base Rate.

    "Revolving Credit Base Rate Advance" means an advance bearing interest at the Revolving Credit Base Rate.

    "Revolving Credit Commitment" means $30,000,000.00, as the same may be reduced from time to time or terminated pursuant to the terms hereof.

    "Revolving Credit Facility" means the facility established pursuant to Subsection 2.1 hereof.

    "Revolving Credit Note" means a promissory note of Borrower evidencing Revolving Credit Advances hereunder, together with any extension, renewal, or amendment thereof, or substitution therefor.

    "Solvent" means, with respect to any Person, that as of the date of determination, both (a)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

    "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages of this Agreement or any Assignment and Acceptance Agreement.

    "Stock Pledge" has the meaning specified in Subsection 3.1 hereof.

    "Subsidiary" means, for any Person, any corporation, partnership, or other entity of which fifty percent (50%) or more of the securities or other ownership interests having ordinary voting power to elect the board or directors or having direct power to perform functions similar to that of a board of directors is at the time directly or indirectly owned or controlled by such Person. Unless the context clearly indicates otherwise, the term "Subsidiary" refers to each Subsidiary of Borrower currently owned or hereafter acquired.

    "Sweep Agreement" has the meaning specified in Subsection 2.3 hereof.

    "Swing Line Advance" means an advance made by the Swing Line Lender to Borrower pursuant to Subsection 2.3 hereof.

    "Swing Line Base Rate" means an interest rate equal to the Base Rate.

    "Swing Line Base Rate Advance" means an advance bearing interest at the Swing Line Base Rate.

    "Swing Line Commitment" means $2,000,000.00.

    "Swing Line Facility" means the facility  established pursuant to Subsection
2.3 hereof.

    "Swing Line Lender" means SunTrust Bank, its successors and assigns.

    "Swing Line Note" means the promissory note of Borrower evidencing Swing Line Advances hereunder, together with any extension, renewal, or amendment thereof, or substitution therefor.

    "Tangible Net Worth" means the aggregate amount of assets shown on the balance sheet of Borrower and its Subsidiaries on a consolidated basis, excluding capitalized organization and development costs, capitalized interest, goodwill, patents, trademarks, copy rights, franchises, licenses, and such other assets classified as "intangible assets" under Generally Accepted Accounting Principles, less all liabilities of Borrower and its Subsidiaries on a consolidated basis.

    "Tax Indemnification Agreement" means the agreement between Borrower, Lenders and Administrative Agent of even date regarding payment of and reimbursement for documentary stamp taxes and intangible taxes, and any similar agreements that may be entered into between Borrower, Lenders, and Administrative Agent from time to time.

    "Total Net Liabilities" means total liabilities minus cash in excess of $1,000,000.00 of Borrower and its Subsidiaries on a consolidated basis.

    "Unused Fee Percentage" means one-tenth percent (0.1%) per annum initially, and reset sixty (60) days after each quarter-end thereafter, based on the Ratio as calculated from Borrowers' previous quarter-end financial statements as follows:

     Applicability                                        Unused Fee Percentage

     (i)    If the Ratio is less than 1.00                      0.10%

     (ii)   If the Ratio is greater than or                     0.15%
              equal to 1.00 but is less than 1.50

     (iii)  If the Ratio is greater than                        0.20%
              or equal to 1.50

    1.2 Other Definitional Provisions. The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of Borrower or others, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) words in singular shall include the plural and words in plural shall include the singular, unless the context clearly requires otherwise; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, Generally Accepted Accounting Principles; (e) terms defined in, or by reference to, Article 9 of the Uniform Commercial Code as adopted in Florida to the extent not otherwise defined herein shall have the respective meanings given to them in Article 9 with the exception of the word "document" unless the context clearly requires such meaning; (f) the words "hereby," "hereto," "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) words of any gender shall include all other genders; and (h) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context shall expressly provide otherwise.

                        SECTION 2. THE CREDIT FACILITIES.

    2.1 The Revolving Credit Advances. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Revolving

Credit Advances to the Borrower from time to time on a Business Day prior to the Maturity Date in an aggregate principal amount not to exceed at any time outstanding (i) such Lender's Specified Percentage of the Revolving Credit Commitment, less (ii) such Lender's Specified Percentage of the aggregate amount of Swing Line Advances then outstanding. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Credit Advances; provided, however, that at no time shall the sum of all outstanding Revolving Credit Advances plus all outstanding Swing Line Advances then outstanding ever exceed the Revolving Credit Commitment.

    2.2 Making Revolving Credit Advances.

        (a) Each borrowing of Revolving Credit Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than
(i) 10:00 a.m. two Business Days prior to the date of the proposed borrowing in the case of LIBOR Advances, and (ii) 10:00 a.m. on the date of such borrowing, in the case of Base Advances. Each such notice of a borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit "A" hereto specifying therein:

            (i) the date of such proposed borrowing, which shall be a Business Day;

            (ii) the type of Advances of which the borrowing is to be comprised;

            (iii) the amount of such proposed borrowing which: (A) shall not exceed the unused portion of the Revolving Credit Commitment, and (B) shall, in the case of a borrowing of LIBOR Advances, be in an amount of not less than $100,000.00 or an integral multiple of $50,000.00 in excess thereof; and

            (iv) if the borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

        (b) If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be three months. Administrative Agent shall promptly notify Lenders of each such notice.

        (c) Notwithstanding the foregoing, Borrower may not select any LIBOR Advances if (i) the obligation of the Lenders to make LIBOR Advances is suspended pursuant to Subsection 2.14 hereof, or (ii) after giving effect to the LIBOR Advances, the aggregate number of different Interest Periods for outstanding LIBOR Advances is greater than eight (8), unless otherwise agreed by Required Lenders (for purposes of this clause, Interest Periods of the same duration, but commencing on different dates, shall be treated as different Interest Periods).

        (d) Each Lender shall, before 1:00 p.m. on the date of each Advance hereunder make available to Administrative Agent, at its office at 401 East Jackson Street, Tampa, Florida 33602, or such other address as may be specified by Administrative Agent, such Lender's Specified Percentage of the aggregate Advances to be made on that day in immediately available funds.

        (e) Unless any applicable condition specified in Section 5 has not been satisfied, Administrative Agent will make the funds promptly available to the Borrower by wiring such amounts pursuant to any wiring instructions specified by the Borrower to the Administrative Agent in writing.

        (f) After giving effect to any borrowing, the aggregate principal amount of outstanding Revolving Credit Advances plus outstanding Swing Line Advances shall not exceed the Revolving Credit Commitment.

        (g) No Interest Period applicable to any Revolving Credit Advance shall extend beyond the Maturity Date.

        (h) Unless a Lender shall have notified Administrative Agent prior to the date of any borrowing of Revolving Credit Advances that it will not make available its Revolving Credit Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.2(a) hereof, and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

        (i) The failure by any Lender to make available its Revolving Credit Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Revolving Credit Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Revolving Credit Advance.

        (j) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender in connection with a LIBOR Advance as a result of
(i) any failure to fulfill, on or before the date specified for the Revolving Credit Advance, the conditions to the Revolving Credit Advance set forth herein or (ii) the Borrower's requesting that a Revolving Credit Advance not be made on the date specified in the Borrowing Notice.

    2.3 Swing Line Advances. (a) Swing Line Advances may be made by Swing Line Lender to Borrower if Swing Line Lender, in its sole discretion, elects to do so, under a swing line facility ("Swing Line Advances" and "Swing Line Facility" respectively), from time to time on a Business Day prior to the Maturity Date, in an aggregate principal amount (i) not to exceed at any time outstanding the Swing Line Commitment and (ii) not to exceed the aggregate unused portion of the Revolving Credit Commitment as of such date. Swing Line Advances may be made, in Swing Line Lender's sole discretion, pursuant to that certain Line of Credit Sweep Agreement and that certain Business Sweep Services Agreement entered into between Borrower and SunTrust Bank (collectively, together with any other documents executed in connection therewith, the "Sweep Agreement") substantially in the form attached as Exhibit D hereto. Within the limits of the Swing Line Facility, and so long as the Swing Line Lender, in its sole discretion, elects to make Swing Line Advances, Borrower may borrow and reborrow amounts repaid.

        (b) Immediately upon the making of each Swing Line Advance, the Swing Line Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Swing Line Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swing Line Advance and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times (y) the amount of such Swing Line Advance. Upon demand made by Swing Line Lender, each Lender shall, according to its Specified Percentage, promptly provide to Swing Line Lender its purchase price therefor in an amount equal to its participation therein. Upon payment of the purchase price by a Lender for its participation in the Swing Line Advance, the Lender shall be entitled to receive its pro rata share of interest on the Swing Line Advance from the date of payment until repaid, to the extent such interest is actually received. The obligations of each Lender to provide its purchase price to Swing Line Lender shall be absolute and unconditional, and shall not be affected by any default or Event of Default or any other occurrence or event. If any Lender shall fail to make such payment when due, such Lender shall pay interest thereon until paid at the Federal Funds Rate.

        (c) The failure by any Lender to make available its Specified Percentage of any Swing Line Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Swing Line Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Swing Line Advance.

    2.4 The Line of Credit Facility. On the terms and subject to the conditions hereinafter set forth, the Line of Credit Facility may be utilized, upon the request of Borrower, for the issuance of standby letters of credit, commercial letters of credit, and documentary letters of credit ("Letters of Credit," and individually a "Letter of Credit") by the Issuing Lender from time to time on a Business Day prior to the Maturity Date if Issuing Lender, in its sole discretion, elects to do so. No Letter of Credit shall have a term extending beyond the Maturity Date, nor shall any Letter of Credit be issued which, when the stated amount thereof is aggregated with the amount of Letter of Credit Contingent Obligations and any Line of Credit Default Advances would exceed the Line of Credit Commitment, nor shall any Letter of Credit be issued (unless Required Lenders otherwise determine in their sole discretion) unless all amounts paid by Issuing Lender under Letters of Credit have been reimbursed to Issuing Lender by Borrower and all Line of Credit Default Advances have been paid. The Letters of Credit previously issued by SunTrust Bank described on the attached Schedule 2.4 shall be deemed to be Letters of Credit issued by Issuing Lender pursuant to this Agreement.

    2.5 Requesting Letters of Credit and Making Line of Credit Default Advances.

        (a) Each Letter of Credit shall be requested by irrevocable notice (effective upon receipt) from Borrower to the Issuing Lender and the Administrative Agent (which shall promptly give notice thereof to the Lenders) no later than 10:00 a.m. three (3) Business Days prior to the date of the proposed issuance of the Letter of Credit. Each such notice from Borrower shall be in writing, or shall be by telecopy or telephone, promptly confirmed by letter, specifying therein (i) the proposed date of issuance of the Letter of Credit, which shall be a Business Day, (ii) the proposed stated amount of such Letter of Credit, (iii) the proposed expiration date of the Letter of Credit,
(iv) the proposed name and address of the  beneficiary of such Letter of Credit,
(v) the proposed form of such Letter of Credit, and (vi) the description of the transaction supported by the Letter of Credit. The request shall be accompanied by such other letter of credit applications, reimbursement agreements, information, and documents as the Administrative Agent or the Issuing Lender shall require, and the payment of the fees described in Subsection 2.9 hereof.

        (b) If the form of the Letter of Credit and transaction supported by the Letter of Credit is satisfactory to the Issuing Lender in its sole discretion, and subject to the other terms and conditions of this Agreement, the Issuing Lender will make such Letter of Credit available to Borrower at the Issuing Lender's office described in the signature pages hereof or as otherwise agreed with Borrower in connection with such issuance.

        (c) Upon the issuance of any Letter of Credit by the Issuing Lender, the Issuing Lender shall be deemed, irrevocably and without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, irrevocably and without further action by any party hereto, to have purchased from the Issuing Lender, an undivided interest and participation in, to the extent of such Lender's Specified Percentage, the Letter of Credit and the related Letter of Credit Contingent Obligation. The Issuing Lender shall notify the Administrative Agent of the issuance of any Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such Lender's Specified Percentage of the amount of the Letter of Credit and the related Letter of Credit Contingent Obligation. Each Lender's Specified Percentage of the Letter of Credit Contingent Obligation shall be deemed to utilize the Lender's Specified Percentage of the Line of Credit Commitment and reduce the availability thereunder, until such time as (i) the related Letter of Credit terminates or is paid and (ii) either any amounts paid in respect of such Letter of Credit Contingent Obligation are reimbursed by Borrower or Line of Credit Default Advances are made in Required Lenders' sole discretion with respect to such amounts.

        (d) The Issuing Lender shall give the Administrative Agent prompt notice of any presentation of a draw under a Letter of Credit, including whether Borrower has reimbursed Issuing Lender for such draw and whether Required
Lenders have determined, in their sole discretion, to make Line of Credit Default Advances in respect thereof, which notice shall be in writing or by telephone or telecopier, and the Administrative Agent shall give prompt notice thereof to the Lenders. If Required Lenders determine to make Line of Credit Default Advances in respect thereof, each Lender shall, on the date of receipt of such notice, make a Line of Credit Default Advance in an amount equal to its Specified Percentage of the aggregate advances to be made, and shall simultaneously make available to the Issuing Lender, in immediately available funds, the proceeds of such Line of Credit Default Advance. The obligations of each Lender to make such a Line of Credit Default Advance and to remit the proceeds to the Issuing Lender shall be absolute and unconditional, and shall not be affected by any default or Event of Default or any other occurrence or event. In the event that Issuing Lender determines not to make Line of Credit Default Advances in respect of any unreimbursed Letter of Credit payment, an Event of Default shall occur hereunder.

        (e) Unless a Lender shall have notified Administrative Agent Issuing Lender prior to the date of any borrowing of Line of Credit Default Advances that it will not make available its Line of Credit Default Advances, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.5(d) hereof, and Administrative Agent and Issuing Lender may, in reliance upon such assumption, consider the respective Contingent Letter of Credit Obligation to be satisfied with the proceeds of the Line of Credit Default Advance. If and to the extent that any Lender shall not have so made the proceeds of such a Line of Credit Default Advance available to the Issuing Lender, if required, the Lender and Borrower severally agree to repay to the Issuing Lender forthwith upon demand, to the extent not collected from the other, such corresponding amount together with interest thereon, for each day from the date of receipt of notice of the Advance until the date the Lender's Specified Percentage thereof is paid to the Issuing Lender at (i) in the case of Borrower, the Line of Credit Default Base Rate, and (ii) in the case of the Lender, the Federal Funds Rate, provided, however, that Borrower shall not be required to repay such amount if and to the extent that the Administrative Agent, in its capacity as a Lender, has availability therefor under its Line of Credit Default Commitment. In such circumstances, the Administrative

Agent, in its capacity as a Lender, may, but shall not be required to, make a Line of Credit Default Credit Advance in respect of such amount. If Borrower shall repay to the Administrative Agent such corresponding amount, or if the Administrative Agent in its capacity as a Lender, shall make an Advance therefor, such payment or Advance shall not relieve the delinquent Lender of its obligations hereunder.

        (f) The failure by any Lender to make a Line of Credit Default Advance and remit the proceeds to Issuing Lender shall not relieve any other Lender of its obligation to do so. In no event, however, shall any Lender be responsible for the failure of any other Lender to fulfill its obligations hereunder.

    2.6 Evidence of Indebtedness.

        (a) The Revolving Credit Advances and Revolving Credit Letter of Credit Advances made by each Lender shall be evidenced by a Revolving Credit Note in the amount of such Lender's Specified Percentage of the Revolving Credit Commitment in effect on the date hereof.

        (b) The Swing Line Advances made by Swing Line Lender shall be evidenced by a Swing Line Note in the amount of the Swing Line Commitment.

        (c) Each Lender's Specified Percentage of the Letter of Credit Contingent Obligations and the obligations of the Borrower in respect thereof, and each Lender's Line of Credit Default Advances shall be evidenced by a Line of Credit Note in the amount of such Lender's Specified Percentage of the Line of Credit Commitment in effect on the date hereof.

        (d) Administrative Agent's, Issuing Lender's, Swing Line Lender's and Lender's records shall be presumptive evidence as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement, as to Borrower.

    2.7 Principal. (a) The Borrower shall repay all Revolving Credit Advances no later than the Maturity Date.

        (b) The Borrower shall repay all Swing Line Advances in accordance with the provisions of the Sweep Agreement or through Advances under the Revolving Credit Facility, but no later than the Maturity Date.

        (c) The Borrower shall repay all Line of Credit Default Advances no later than the Maturity Date.

    2.8 Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates per annum:

            (i) Each Revolving Credit Advance shall be either a Revolving Credit Base Rate Advance or a LIBOR Advance at the option of Borrower pursuant to Subsection 2.2 hereof, each Swing Line Advance shall be a Swing Line Base Rate Advance, and each Line of Credit Default Advance shall be a Line of Credit Default Base Rate Advance.

            (ii) Revolving Credit Base Rate Advances, Swing Line Base Rate Advances, and Line of Credit Default Base Rate Advances shall bear interest at a rate per annum equal to the Revolving Credit Base Rate, Swing Line Base Rate, or Line of Credit Default Base Rate, respectively, as in effect from time to time. Any unreimbursed amounts outstanding under the Line of Credit Note which are not evidenced by Line of Credit Default Advances shall bear interest at the Default Rate set forth below.

            (iii) LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance.

            (iv) If any amount of principal under any of the Advances is not paid when due (whether at the stated maturity, by acceleration, or otherwise) such amount shall bear interest until paid, at a rate equivalent to the lesser of (i) the highest lawful rate, or (ii) the higher of twelve percent (12.0%) per annum or three percent (3.0%) per annum above the Base Rate, adjusted daily (the "Default Rate").

        (b) Accrued and unpaid interest on Base Advances shall be paid monthly in arrears, on the first day of each month, and on the Maturity Date. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance.

    2.9 Fees.

        (a) At closing, the Borrower shall pay to Administrative Agent for the Pro Rata account of the Lenders an origination and facility fee equal to five hundredth percent (0.05%) of the Revolving Credit Commitment and the Line of Credit Commitment, which amount is equal to $27,500.00.

        (b) The Borrower shall pay to the Administrative Agent for the Pro Rata account of the Lenders nonrefundable fees for the issuance of Letters of Credit (other than existing Letters of Credit described in the attached Schedule 2.4) for the period from and including the date of issuance of the Letters of Credit until the stated expiration thereof, at a per annum rate equal to the Applicable Margin in the case of standby letters of credit and fifty percent (50.0%) of the Applicable Margin in the case of commercial and documentary letters of credit, based on the stated amount of the Letter of Credit. Fees payable under this paragraph shall be payable in advance and shall be paid on the date of issuance of the Letters of Credit and on the like day of any year thereafter. In addition, Borrower shall pay to the Issuing Lender, for the account of the Issuing Lender only, such additional fees and charges as are customarily charged by the Issuing Lender in respect of letters of credit.

        (c) The Borrower shall pay to the Administrative Agent for the Pro Rata account of the Lenders an unused fee from the date hereof to the Maturity Date, equal to the Unused Fee Percentage per annum of the unused portion of the aggregate Revolving Credit Commitment and Line of Credit Commitment. Such fee shall be computed on the basis of the average daily unused portion of the then existing commitments and shall be payable quarterly in arrears, on the first day of each calendar quarter hereafter.

        (d) The Borrower shall pay to Administrative Agent, Issuing Lender, and Lead Arranger for their own account fees separately agreed on between such parties in a fee letter between such parties dated November 3, 1999.

    2.10 Termination and Reduction of the Commitments.

        (a) The Revolving Credit Commitment, Swing Line Commitment, and Line of Credit Commitment shall terminate on the Maturity Date.

        (b) The Borrower may from time to time, upon notice to Administrative Agent not later than 1:00 p.m., five Business Days in advance, terminate in whole or reduce in part the Revolving Credit Commitment and the Line of Credit Commitment, or either of them, as designated by the Borrower; provided, however, that the Borrower shall pay the accrued but unpaid interest on the amount of such reduction and all amounts due hereunder as of the reduction date in excess of the amount to which the facility is reduced, and any partial reduction shall be in an aggregate amount which is an integral multiple of $2,500,000.00.

        (c) To the extent outstanding Advances exceed the applicable Revolving Credit Commitment or Line of Credit Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, and all amounts due together with any Consequential Losses. Once reduced or terminated, the Revolving Credit Commitment and the Line of Credit Commitment may not be increased or reinstated without the prior written consent of the Lenders.

    2.11 Optional Prepayments.

        (a) The Borrower may, upon at least two Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any Consequential Loss, but without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Advance, the notice of prepayment may be given by telephone by 10:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Advances, be in an aggregate principal amount of not less than $50,000.00 or a larger integral multiple of $50,000.00 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $100,000.00 or a larger integral multiple of $50,000.00 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due in respect of any Consequential Loss, shall be due and payable on the date specified in such notice unless the Borrower revokes its notice, provided that, if the Borrower revokes its notice of prepayment prior to such date specified, the Borrower shall reimburse the Administrative Agent for the account of all Lenders for all Consequential Losses suffered by each Lender as a result of the Borrower's failure to repay. A certificate of each Lender claiming compensation under this paragraph (a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim.

        (b) As a condition precedent to any prepayment herein, each prepayment must be in the amount of 100% of the principal amount to be prepaid, plus accrued interest thereon, plus any other sums that have become due to Administrative Agent and Lenders hereunder on or before the prepayment date but have not been paid, plus any Consequential Loss.

    2.12 Continuation and Conversion Elections Applicable to Revolving Credit Advances.

        (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement, with respect to Revolving Credit Advances:

            (i) elect to convert, on any Business Day, all or any portion of outstanding Base Advances (in an aggregate amount not less than $100,000.00 or an integral multiple of $50,000.00 in excess thereof) into LIBOR Advances (subject to the requirements of Subsection 2.14 hereof); or

            (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances constituting the same borrowing (in an aggregate amount not less than $100,000.00 or an integral multiple of $50,000.00 in excess thereof) into Base Advances; or

            (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $100,000.00, the LIBOR Advances comprised in such borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

        (b) The Borrower shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit B hereto, to Administrative Agent not later than 10:00 a.m. (i) two Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and
(ii) on the Business Day of the proposed conversion, if the Advances or any portion thereof are to be converted into Base Advances.

Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

            (i) the proposed date of conversion or continuation;

            (ii) the aggregate amount of Advances to be converted or continued;

            (iii) the nature of the proposed conversion or continuation; and

            (iv) the duration of the applicable Interest Period.

        (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

    2.13 Computations and Manner of Payments.

        (a) The Borrower shall make each payment hereunder and under the other Loan Documents not later than 1:00 p.m. on the day when due in same day funds to Administrative Agent, for the Pro Rata account of Lenders unless otherwise specifically provided herein, at Administrative Agent's office the location of which is described on the signature pages hereto.

        (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender. Each Lender will provide Borrower written notice of any such charge.

        (c) Interest on Advances under the Loan Documents shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. All payments under the Loan Documents shall be made in U.S. dollars, and without setoff, counterclaim, or other defense.

        (d) Whenever any payment to be made hereunder or under any other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable; provided, however, if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

    2.14 Yield Protection; Changed Circumstances.

        (a) If any Lender determines that either (i) the adoption, after the date hereof, of any applicable law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or
(ii) compliance by any Lender with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be presumptive evidence of the validity of such claim. Each Lender shall use reasonable efforts to mitigate the effect upon the Borrower of any such increased costs payable to such Lender under this
Section 2.14(a).

        (b) If, after the date hereof, any tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes, by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will notify the Borrower of any event occurring the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

        (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any law shall make it unlawful, or any central bank or other tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR

Advance will automatically, upon such demand, convert into a Base Advance, (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

        (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

        (e) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

        (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

        (g) The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement, provided that, in no event shall the Borrower be required to make a payment under this Section 2.14 with respect to any event of which the Lender making such claim had knowledge more than twelve months prior to demand for such payment.

        (h) Determinations by Lenders for purposes of this Section 2.14 shall be presumptively correct. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

    2.15 Liability Regarding Letters of Credit. Borrower assumes all risks of the acts or omissions of the beneficiary or any transferee of any letter of credit issued hereunder with respect to its use of the letter of credit. Neither Issuing Lender, Lenders, nor Administrative Agent nor any of their officers or directors shall be liable or responsible for: (a) the use which may be made of any letter of credit or for any acts or omissions of the beneficiary or any transferee in connection therewith; (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (c) payment by Issuing Lender against presentation of documents which do not comply with the terms of any letter of credit, including failure of any documents to bear any reference or adequate reference to the letter of credit; or (d) any other circumstance whatsoever in making or failing to make payment under any letter of credit. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

    2.16 Indemnification Regarding Letters of Credit. Without limiting the generality of Subsection 11.4 hereof, Borrower hereby releases and indemnifies Issuing Lender, Lenders, and Administrative Agent and holds such parties harmless from and against any and all claims, suits, proceedings, damages, losses, liabilities, costs, or expenses of any kind whatsoever (including reasonable attorneys' fees) which such parties may incur (or which may be claimed against such parties by any person or entity whatsoever), by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any letter of credit provided, that Borrower shall not be required to indemnify Issuing Lender, Lenders, or Administrative Agent for any claims, suits, proceedings, damages, losses, liabilities, costs, or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of such parties in determining whether a sight draft, document, or certificate presented under any letter of credit complies with the terms of the letter of credit or (b) Issuing Lender's willful failure to pay under any letter of credit after the presentation to it by the beneficiary (or a successor beneficiary to whom the letter of credit has been transferred in accordance with its terms) of a sight draft, documents, and certificate strictly complying with the terms and conditions of the letter of credit. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future.

    2.17 Obligations Absolute (relating to Letters of Credit). The obligations of Borrower under this Agreement are primary, absolute, independent, unconditional, and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation, the following circumstances:

        (a) Any lack of validity or enforceability of any portion of any letter of credit, this Agreement, or any agreement or instrument relating thereto;

        (b) Any amendment or waiver of or any consent to or actual departure from any letter of credit, this Agreement, or any agreement or instrument relating thereto;

        (c) Any exchange, release, or nonperfection of any collateral;

        (d) The existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary of any letter of credit (or any persons or entities for whom such beneficiary may be acting), Issuing Lender or any other person or entity, whether in connection with this Agreement, any letter of credit, the transactions contemplated herein or therein, or any unrelated transaction;

        (e) Any demand, certificate, statement, sight draft, or other document presented under any letter of credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

        (f) Payment by Issuing Lender under any letter of credit against presentation of a demand, draft, or certificate which does not comply with the terms of the letter of credit, provided that such payment shall not have constituted gross negligence or willful misconduct of Issuing Lender;

        (g) Any delay, extension of time, renewal, compromise, or other indulgence or modification granted to or agreed by Issuing Lender, Lenders, or Administrative Agent, with or without notice to or approval by Borrower in respect of any of Borrower's indebtedness under this Agreement;

        (h) The failure of Issuing Lender, Lenders, or Administrative Agent to give any notice to Borrower hereunder; or

        (i) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                       SECTION 3. SECURITY AND GUARANTIES.

    Payment of the loan or loans hereunder shall be secured and guaranteed as provided in this Section 3.

    3.1 Stock Pledge. (a) Payment of the Revolving Credit Notes, the Line of Credit Notes, the Swing Line Note, any other obligations under the Loan Documents, and any other obligations of Borrower to Administrative Agent, Issuing Lender, Swing Line Lender, and Lenders, presently existing or hereafter arising, shall be secured by a pledge of all Capital Stock (including partnership and membership interests) of the present and future Subsidiaries of Borrower.

        (b) Such pledge shall be evidenced by one or more stock pledge agreements in favor of the Administrative Agent for the benefit of the Issuing Lender, Swing Line Lender, and the Lenders, in form and substance satisfactory to Administrative Agent (each, a "Stock Pledge"). Each Stock Pledge shall be sufficient, when delivery of the stock certificates or other evidence of ownership interest, if any, is made to Administrative Agent, to grant first perfected security interests in the Capital Stock of the Subsidiaries, subject to no prior liens or encumbrances.

        (c) To the extent Borrower indirectly owns the Capital Stock (including partnership or membership interests) of any Subsidiary, Borrower shall cause the owner of such interests to execute a stock pledge agreement in favor of Administrative Agent, for the benefit of Issuing Lender, Swing Line Lender, and the Lenders, in form and substance satisfactory to Administrative Agent (also, a "Stock Pledge") and comply with the remainder of the provisions of (a), (b),
(d), (e), and (f).

        (d) Borrower shall deliver or cause to be delivered into the actual physical possession of Administrative Agent the stock certificates or other evidence of ownership interests, if any, and shall execute stock or similar powers for each present and future Subsidiary.

        (e) Borrower will provide Administrative Agent an addendum to stock pledge agreement ("Addendum to Stock Pledge") and an acknowledgement and consent of the Subsidiary whose Capital Stock is being pledged, both in form and substance satisfactory to Administrative Agent, except that such requirement shall apply only to Subsidiaries with annual revenues or assets in excess of $1,000,000.00, unless otherwise notified by Administrative Agent.

        (f) Borrower agrees to execute or otherwise provide to Administrative Agent any and all modifications, financing statements, and other agreements or consents required by Administrative Agent now or in the future in connection therewith.

    3.2 Guaranties. (a) Payment of the Revolving Credit Notes, the Line of Credit Notes, the Swing Line Note, and any other obligations under the Loan Documents, presently existing or hereafter arising, shall be guaranteed by all present and future Guarantors, which guarantees shall be evidenced by continuing and unconditional guaranties in form and substance satisfactory to Administrative Agent and Lenders (individually, a "Guaranty" and collectively, the "Guaranties").

        (b) Each existing Guarantor shall (a) consent to the provisions of this Agreement; (b) waive and release all known claims and defenses as of the date of this Agreement against Administrative Agent, Lead Arranger, Issuing Lender,

Swing Line Lender, and Lenders; and (c) waive appraisement, valuation, stay, and other similar rights related to collateral given by Borrower and Guarantors.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES.

    To induce Lender to enter into this Agreement and to make the loan or loans hereunder, Borrower represents and warrants to each Lender, Issuing Lender, Swing Line Lender, and Administrative Agent (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the loan or loans contemplated hereby) as follows:

    4.1 Corporate Existence; Compliance with Law; Name History. Borrower is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Borrower has all requisite power (corporate and otherwise) to own and operate its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary and is in good standing in such jurisdictions, has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates (except for such licenses and permits that the failure to obtain would not cause a Material Adverse Effect), and is in compliance with all other requirements of law, rule, or regulation applicable to it and to its business. Borrower does not have any Subsidiaries, except as set forth on the attached Schedule 4.1(a). Borrower has not merged, changed its name, or done business under a fictitious name during the past five years, except as set forth on the attached Schedule 4.1(b).

    4.2 Corporate Power and Authorization to Execute Loan Documents; No Conflict; No Consent. Borrower has the corporate power and authority and the legal right to execute and deliver the Loan Documents to be executed by it and to perform its obligations thereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the transactions contemplated thereby. The execution, delivery, and performance by Borrower of the Loan Documents to be executed by it will not: (a) contravene, conflict with, result in the breach of, or constitute a violation of or default under (i) the articles of incorporation or bylaws of Borrower, (ii) any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or (iii) any agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected; or (b) result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower pursuant to any of the foregoing, except the liens created by the Loan Documents. No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the transactions as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices already obtained or performed and of which Administrative Agent has been provided written notice, or referred to or disclosed in the Loan Documents. Any such consents, licenses, authorizations, filings, or notices remain in full force and effect.

    4.3 Enforceable Obligations. The Loan Documents constitute legal, valid, and binding agreements enforceable against the respective parties thereto and any property described therein in accordance with their respective terms.

    4.4 Financial Condition.

        (a) The consolidated financial statements as of September 30, 1999, of Borrower and its Subsidiaries, copies of which have been furnished to Administrative Agent, are correct, complete, and fairly present the financial condition of Borrower and its Subsidiaries as of the date of the financial statements and fairly present the results of the operations of Borrower and its Subsidiaries for the period covered thereby.

        (b) The financial statements described above have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, properties, or condition, financial or otherwise, of Borrower or its Subsidiaries since the date of such financial statements.

        (c) Neither Borrower nor any of its Subsidiaries have any material direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Agreement which are not disclosed by, provided for, or reserved against in the foregoing financial statements or referred to in notes thereto, and at the date of this Agreement there are no material unrealized or anticipated losses from any unfavorable commitments of Borrower or any of its Subsidiaries.

    4.5 No Litigation. There is no suit or proceeding at law or in equity or other proceeding or investigation (including proceedings by or before any court, arbitrator, governmental or administrative commission, board, bureau, or other administrative agency) pending, or to the best knowledge of Borrower threatened, by or against or involving Borrower or against any of its Subsidiaries, properties, existence, or revenues which, individually or in the aggregate, if adversely determined, is reasonably likely to have a Material Adverse Effect on the properties, assets, or business or on the condition, financial or otherwise, of Borrower or impair the right or ability of Borrower to carry on its operations substantially as now conducted or as anticipated to be conducted in the future, or, regardless of outcome, which would be required to be disclosed in notes to any balance sheet as of the date hereof of Borrower prepared in reasonable detail in accordance with Generally Accepted Accounting Principles applied on a Consistent

Basis. Set forth on the attached Schedule 4.5 is a list of all suits or proceedings to which Borrower or any of its Subsidiaries is a party.

    4.6 Investment Company Act; Regulation.

        (a) Borrower is not an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for, any "investment company," or a company "controlled" by an "investment company," and Borrower is not an "investment advisor" or an "affiliated person" of an "investment advisor" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Neither the making of the loans, nor the establishment of the credits hereunder, nor the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated hereby, will violate the provisions of the foregoing Act or any rule, regulation, or order promulgated thereunder.

        (b) Borrower is not subject to regulation under any state or local public utilities code or federal, state, or local statute or regulation limiting the ability of Borrower to incur indebtedness for money borrowed or to pledge assets of the type contemplated hereunder.

    4.7 Disclosure and No Untrue Statements. No representation or warranty made by Borrower in the Loan Documents or which will be made by Borrower from time to time in connection with the Loan Documents (a) contains or will contain any misrepresentation or untrue statement of any material fact, or (b) omits or will omit to state any material fact necessary to make the statements therein not misleading. There is no fact (excluding information relating to world or national economic, social, or political conditions generally) known to Borrower which materially adversely affects, or which might in the future materially adversely affect, the business, assets, properties, or condition, financial or otherwise, of Borrower, or the ability of Borrower to perform its obligations under the Loan Documents, except as set forth or referred to in the Loan Documents or otherwise disclosed in writing to Administrative Agent.

    4.8 Title to Assets; Leases in Good Standing. Borrower has good and marketable title in fee to such of its fixed assets as are real property and good and marketable title to its other properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Subsection 4.4 hereof, except for such assets as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other encumbrances of any kind except those permitted under Subsection 7.2. Borrower enjoys peaceful and undisturbed possession under all leases under which it is now operating, none of which contain any burdensome or unusual provisions which may affect its operations, and all such leases are valid, subsisting, and in full force and effect and Borrower is not in violation of any material term of any such lease.

    4.9 Payment of Taxes. Borrower has filed or caused to be filed all federal, state, and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, and no controversy in respect of additional taxes of Borrower is pending, or, to the knowledge of Borrower, threatened.

    4.10 Agreement or Contract Restrictions; No Default. Borrower is not a party to, nor is bound by, any agreement, contract, or instrument or subject to any charter or other corporate restriction which materially adversely affects the business, properties, assets, operations, or condition, financial or otherwise, of Borrower except as disclosed in the financial statements and notes thereto described in Subsection 4.4 hereof. Borrower is in full compliance with and is not in default in the performance, observance, or fulfillment of any material obligation, covenant, or condition contained in any material agreement or instrument to which it is a party.

    4.11 Patents, Trademarks, Licenses, Etc. Borrower owns, possesses, or has the right to use, and holds free from burdensome restrictions or known conflicts with the rights of others, all patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, and copyrights, and all rights with respect to the foregoing, necessary to conduct its business as now conducted, and is in full compliance with the terms and conditions, if any, of all such patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, or copyrights and the terms and conditions of any agreements relating thereto.

    4.12 Government Contract. Borrower is not subject to the renegotiation of any government contract in any material amount.

    4.13 ERISA Requirement. Except as previously disclosed to Lenders in writing, Borrower does not have in force any written or oral bonus plan, stock option plan, employee welfare, pension or profit sharing plan, or any other employee benefit arrangement or understanding. In addition, Borrower and any predecessor of Borrower is not now or was not formerly during the five year period immediately preceding the effective date of this Agreement a participating employer in any multi-employer or "multiple employer" plans within the meaning of Sections 4001(1)(a)(3), 4063, and 4064 of ERISA. Each employee benefit plan subject to the requirements of ERISA complies with all of the requirements of ERISA and those plans which are subject to being "qualified" under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time, have since their adoption been "qualified" and have received favorable determination letters from the Internal Revenue Service so holding. There is no matter which would adversely affect the qualified tax exempt status of any such trust or plan, and except as previously disclosed to Lenders there are no deficiencies or liabilities for any such plan or trust. No employee benefit plan sponsored by Borrower has engaged in a non-exempt "prohibited transaction" as defined in ERISA.

    4.14 Solvency. Borrower is, and on and after the consummation of the transactions contemplated herein will be, Solvent.

    4.15 Racketeer Influenced and Corrupt Organization(s) Act. Borrower has never been and is not now engaged, and will not engage, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et seq.; Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts"). None of Borrower's real property, none of Borrower's interest or interests of any kind, including any beneficial interest or interests, mortgages, and leases, in or on real property and none of Borrower's personal property, including money, has ever been, is now, or is in any way reasonably anticipated by Borrower to become, subject to any lien, notice, civil investigative demand, action, suit, or other proceeding pursuant to the RICO Lien Acts.

    4.16 Location of Offices. The chief executive office, the principal place of business, and the office where all books and records of Borrower are kept, and all other offices of Borrower are described in Schedule 4.16 attached hereto.

    4.17 Subsidiaries. (a) The matters with respect to Borrower, its business, and its assets described at Subsections 4.1, 4.2, 4.3, 4.5, 4.6, 4.7, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, and 4.16, are true with respect to each
Subsidiary, its business, and its assets, except that with respect to Subsidiaries that are partnerships or limited liability companies, the provisions of Subsections 4.1 and 4.2 shall be interpreted in accordance with such Subsidiary's organizational structure.

        (b) The matters with respect to Borrower, its business, and its assets described at Subsections 4.8 and 4.9 are true with respect to each Subsidiary, its business, and its assets, except for, in the case of Subsection 4.8, assets and leases up to the aggregate amount of $250,000.00 for any Subsidiary, and in the case of Subsection 4.9, taxes up to the aggregate amount of $250,000.00 for any Subsidiary.

                        SECTION 5. CONDITIONS OF LENDING.


    The obligations of Lenders, Swing Line Lender, and Issuing Lender to make Advances, issue letters of credit, or permit any borrowings hereunder is conditioned upon the performance of all agreements by Borrower contained herein, as well as satisfaction of the following conditions precedent:

    5.1 Continuing Accuracy of Representations and Warranties. At the time of each borrowing or issuance of a letter of credit hereunder, the representations and warranties set forth in Section 4 hereof shall be true, correct, and complete on and as of the date of the borrowing with the same effect as though the representations and warranties had been made on and as of the date of the borrowing, except to the extent that such representations and warranties may expressly relate to an earlier date, in which case they shall continue to be true as of such date.

    5.2 No Default. At the time of each borrowing or issuance of a letter of credit hereunder, Borrower and each Subsidiary shall be in compliance with all terms and conditions set forth herein, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of such borrowing.

    5.3 Opinion of Borrower's Counsel. On or prior to the date of this Agreement, and to the extent required by Administrative Agent at the time of any borrowing or issuance of a letter of credit hereunder if the unused portion of the Revolving Credit Facility or the Line of Credit Facility, respectively, is less than 50% thereof, each Lender and Administrative Agent shall have received the favorable opinion of counsel for Borrower, in form and substance satisfactory to each Lender and Administrative Agent, as to such matters as they may require.

    5.4 Approval of Counsel. All legal matters in connection with the Loan Documents and the transactions herein and therein contemplated and all documents and proceedings shall be satisfactory in form and substance to Holland & Knight LLP, counsel for SunTrust Bank.

    5.5 Loan Documents. On or prior to the date of this Agreement, Administrative Agent shall have received, duly executed, this Agreement and the other Loan Documents, all in form and substance satisfactory to Administrative Agent and its counsel.

    5.6 UCC Filings and Stock Certificates. On or prior to the date of this Agreement, Borrower shall have provided for the termination of all UCC filings against the Borrower or any Subsidiary and the delivery to Administrative Agent's possession of all stock certificates encumbered by the Stock Pledges, together with duly completed stock powers, and any other documentation required by the Stock Pledges.

    5.7 Supporting Documents. On or prior to the date of this Agreement, Administrative Agent shall have received all other documents and instruments required hereunder or otherwise reasonably required by Lenders to be executed and delivered or otherwise provided to Administrative Agent in form and substance satisfactory to Lenders and their counsel, including without limitation:

        (a) a  certificate  of good  standing  of  Borrower  and each  Guarantor
certified  by  the  secretary  of  state,  or  other  appropriate   governmental
authority, of the state of incorporation of Borrower and each Guarantor;

        (b) certificates of qualification to do business of Borrower and each Guarantor certified by the secretary of state, or other appropriate governmental authority, of each state in which the chief executive office or any material manufacturing plant of Borrower or the Guarantor is located;

        (c) A copy of the articles of incorporation of Borrower and each Guarantor, accompanied by a certificate from an appropriate officer of Borrower and each Guarantor that the copy is complete and that the articles of incorporation have not been amended, annulled, rescinded, or revoked except as reflected in the copy, if any;

        (d) a copy of the bylaws of Borrower and each Guarantor in effect on the date of this Agreement, accompanied by a certificate from an appropriate officer of Borrower and each Guarantor that the copy is true and complete and that the bylaws have not been amended, annulled, rescinded, or revoked except as reflected in the copy, if any;

        (e) a copy of resolutions of the board of directors of Borrower and each Guarantor authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and the transactions thereunder, and specifying the officer or officers of Borrower and each Guarantor authorized to execute the Loan Documents, accompanied by a certificate from an appropriate officer that the resolutions are true and complete, were duly adopted at a duly called meeting in which a quorum was present and acting throughout, or were duly adopted by written action, and have not been amended, annulled, rescinded or revoked in any respect and remain in full force and effect on the date of the certificate, together with an incumbency certificate containing the names, titles, and genuine signatures of all duly elected officers of Borrower and each Guarantor as of the date of this Agreement, accompanied by a certificate from an appropriate officer that the information is true and complete; and

        (f) such additional supporting documents as Lenders may request.

                        SECTION 6. AFFIRMATIVE COVENANTS.

    Borrower covenants and agrees that from the date of this Agreement until payment in full of all present or future indebtedness hereunder, expiration of all letters of credit issued hereunder, and termination of all present or future credit facilities established hereunder, Borrower will fully comply with the following provisions:

    6.1 Financial Reports and Other Information. Borrower will deliver or cause to be delivered to each Lender the following:

        (a) As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, a consolidated and consolidating balance sheet as of the last day of such quarter and the related consolidated and consolidating statement of income for such quarter and cumulative year-to-date for Borrower, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Lenders and certified by the chief financial officer of Borrower as to the fairness of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments;

        (b) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, the consolidated and consolidating balance sheet of Borrower as of the end of such fiscal year, and related consolidated and consolidating statements of income, and changes in financial position for such fiscal year, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Lenders and certified by and containing an unqualified opinion of independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Lenders;

        (c) Together with each delivery of those items required by clause 6(a) and (b) ninety (90) above, a certificate executed by the chief financial officer of Borrower, containing computations in reasonable detail indicating compliance with Sections 6 and 7 hereof, and stating that to the best of the officer's knowledge, (i) Borrower has kept, observed, performed, and fulfilled each and every agreement binding on it contained in the Loan Documents, and is not at the time in default of the keeping, observance, performance, or fulfillment of any of the terms, provisions, and conditions thereof, and (ii) none of the Events of Default or events which upon notice or the lapse of time or both would constitute Events of Default has occurred (or specifying all such defaults and events of which he may have knowledge and what actions Borrower is taking or proposes to take with respect thereto);

        (d) Together with each delivery of the financial statements required by clause 6(b) above, a certificate of the independent certified accountants stating that in making the examination necessary to said certification of the financial statements, they obtained no knowledge of any condition or event pertaining to financial or accounting matters, that constitutes an Event of Default or event which after notice by Administrative Agent or lapse of time, or both, would constitute an Event of Default; or if the accountants have obtained knowledge of any Event of Default or other such event, a statement specifying the nature and period of existence thereof. In addition, such accountants' certificate shall state that with respect to the fulfillment of any of the terms, covenants, provisions, or conditions of the Loan Documents, other than those relating to financial or accounting matters, they have obtained no knowledge of any default or Event of Default, or if the accountants have obtained knowledge of any such default or Event of Default they shall make disclosure thereof, but the accountants shall not be liable to Lenders for any failure to obtain knowledge of any default or Event of Default referred to in this sentence;

        (e) Within ten (10) days after receipt thereof, copies of any management audit letters or other communications provided to Borrower by the independent certified public accountant who prepared Borrower's financial statements;

        (f) As soon as practicable and in any event within ten (10) days after the filing thereof with the United States Securities and Exchange Commission, copies of the quarterly 10-Q and annual 10-K reports, and any 8-K reports, filed by Borrower;

        (g) With reasonable promptness, such additional financial or other data (including but not limited to consolidating financial statements) as Lenders may from time to time reasonably request.

    Lenders and Administrative Agent are hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations, properties, or financial condition of Borrower which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over them or to any Person which shall, or shall have the right or obligation to, succeed to all or any part their respective interests in the Loan Documents.

    6.2 Payment of Indebtedness; Performance of Other Covenants; Payment of Other Obligations. (a) Borrower will make full and timely payment of the principal of and interest on the indebtedness owed hereunder; (b) Borrower will duly comply with all the terms and covenants contained in the Loan Documents; and (c) Borrower will make full and timely payment of all other indebtedness of Borrower, whether now existing or hereafter arising.

    6.3 Conduct of Business; Maintenance of Existence and Rights. Borrower will do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and privileges as a corporation and its franchises, licenses, trade names, patents, trademarks, and permits which are necessary for the continuance of its business, and continue to engage principally in the business currently operated by Borrower.

    6.4 Maintenance of Property. Borrower will maintain its property in good condition and repair and, from time to time, make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

    6.5 Right of Inspection; Discussions. Borrower will permit any Person designated by Lenders, to visit and inspect any of the properties, corporate books, records, papers, and financial reports of Borrower, including the making of any copies thereof and abstracts therefrom, and to discuss its affairs, finances, and accounts with its principal officers, all at such reasonable times and as often as Lenders may reasonably request. Borrower will also permit Lenders, or their designated representatives, to audit or appraise any of its assets or financial and business records.

    6.6 Notices. Borrower will promptly give notice to Administrative Agent of:

        (a) The occurrence of any default or Event of Default (or event which would constitute a default or Event of Default but for the requirement that notice be given or time elapse or both) hereunder, in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that Borrower proposes to take with respect thereto;

        (b) the occurrence of any material casualty to any material facility of Borrower or any other force majeure (including, without limitation, any strike or other labor disturbance) materially affecting the operation or value of any such facility, and whether or not such casualty or force majeure is covered by insurance;

        (c) the commencement or any material change in the nature or status of any litigation, dispute, or proceeding that may involve a claim for damages, injunctive relief, enforcement, or other relief pending, being instituted, or threatened by, against, or involving Borrower, or the institution of any attachment, levy, execution, or other process by or against any assets of Borrower, which might impair the conduct of Borrower's business or might adversely affect financially or otherwise its business, operations, properties, condition, or prospects; and

        (d) the occurrence of a material change in, modification to, cancellation or early termination of, or default in (or event which would constitute a default but for the requirement that notice be given or time elapse or both) any material obligation, contract, or agreement of Borrower with any Person.

    6.7 Payment of Taxes; Liens. Borrower will pay, or cause to be paid, when due, subject to any permitted extensions, all taxes, assessments, and other governmental charges which may lawfully be levied or assessed (a) upon the income or profits of Borrower; (b) upon any property, real, personal or mixed, belonging to Borrower, or upon any part thereof; or (c) by reason of employee benefit plans sponsored by Borrower, and will also pay, or cause to be paid, when due, subject to any permitted extensions, any lawful claims for labor, material, or supplies which, if unpaid, might become a lien or charge against any property of Borrower; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves (determined in accordance with Generally Accepted Accounting Principles) with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

    6.8 Insurance of Properties. Borrower will keep its business and properties insured at all times by insurance companies acceptable to Lenders against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation insurance for fire and other hazards and insurance against liability on account of damage to persons or property and insurance under all applicable workman's compensation laws) and to the same extent thereto and carry such other types and amounts of insurance as are usually carried by Persons engaged in the same or a similar business similarly situated, and upon request deliver to Lenders a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

    6.9 True Books. Borrower will keep proper and true books of record and account, satisfactory to Administrative Agent, in which full, true, and correct entries will be made of all of its dealings and transactions, and establish on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to all taxes, assessments, charges, levies, and claims referred to in Subsection 6.7 hereof, and with respect to its business in general, and will include such reserves in any interim as well as year-end financial statements.

    6.10 Observance of Laws. Borrower will conform to and duly observe all laws, regulations, and other valid requirements of any governmental authority with respect to the conduct of its business.

    6.11 Further Assurances. At its cost and expense, upon request of any Lender, Borrower will duly execute and deliver or cause to be duly executed and delivered to Lenders such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of

Lenders to carry out more effectively the provisions and purposes of this Agreement.

    6.12 ERISA Benefit Plans. Borrower will comply with all requirements of ERISA applicable to it and will not materially increase its liabilities under or violate the terms of any present or future benefit plans maintained by it without the prior approval of Lenders. Borrower will furnish to Lenders as soon as possible and in any event within 10 days after Borrower or a duly appointed administrator of a plan (as defined in ERISA) knows or has reason to know that any reportable event, funding deficiency, or prohibited transaction (as defined in ERISA) with respect to any plan has occurred, a statement of the chief financial officer of Borrower describing in reasonable detail such reportable event, funding deficiency, or prohibited transaction and any action which Borrower proposes to take with respect thereto, together with a copy of the notice of such event given to the Pension Benefit Guaranty Corporation or the Internal Revenue Service or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized.

    6.13 Withholding Taxes. Borrower will pay, as and when due, all employee withholding, FICA, and other tax payments required by federal, state, and local governments with respect to wages paid to employees.

    6.14 Change of Name, Principal Place of Business, Office, or Agent. Borrower will notify Lenders of any change in the name of Borrower, the principal place of business of Borrower, the office where the books and records of Borrower are kept, or any change in the registered agent of Borrower for the purposes of service of process.

    6.15 Financial Covenants. Borrower will, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, maintain on a consolidated basis at all times:

        (a) A minimum Current Ratio at all times greater than or equal to 1.50 to 1.00.

        (b) A minimum Tangible Net Worth greater than or equal to $70,000,000.00 at all times for the fiscal quarter ending on December 31, 1999. Beginning with Borrower's fiscal quarter-end on March 31, 2000, and continuing on each quarter-end thereafter during the term of this Agreement, the required minimum Tangible Net Worth amount for each quarter shall be increased by an amount equal to the sum of 60% of net income of Borrower (on a consolidated basis) for the preceding quarter.

        (c) A ratio of Total Net Liabilities to Tangible Net Worth at all times less than or equal to 2.00 to 1.00.

        (d) A minimum Fixed Charge Coverage Ratio at all times greater than or equal to 1.50 to 1.00.

    6.16 Affirmative Covenants Applicable to Subsidiaries. Borrower will cause each Subsidiary to do, with respect to itself, its business, and its assets, all of the things required of Borrower in Subsections 6.2 (b) and (c), 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, and 6.14.


                         SECTION 7. NEGATIVE COVENANTS.

    Borrower covenants and agrees that from the date of this Agreement until payment in full of all present or future indebtedness hereunder, expiration of all letters of credit issued hereunder, and termination of all present or future credit facilities established hereunder, Borrower will fully comply with the following provisions:

    7.1 Indebtedness. Borrower will not, directly or indirectly, (a) create, incur, assume, or permit to exist any indebtedness for borrowed money (operating leases are not considered "indebtedness for borrowed money" for the purposes hereof), except Permitted Indebtedness, or (b) enter into or commit to enter into operating leases for the lease or rental of personal property, unless the aggregate value of the property for leases entered into during any fiscal year (at the time of entering into the lease) would not exceed $1,500,000.00.

    7.2 Limitations on Mortgages, Liens, Etc. Borrower will not, directly or indirectly, create, incur, assume, or suffer or permit to exist any mortgage, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor or lessor) upon or with respect to any of its assets, or assign or otherwise convey any right to receive income, except Permitted Liens.

    7.3 Guaranties. Borrower will not, directly or indirectly, guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other obligations of any other Person or entity, except guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection or credit in the ordinary course of business and except guaranties of indebtedness of Subsidiaries permitted pursuant to the provisions of Subsection 7.12 and 7.1 hereof.

    7.4 Merger, Sale of Assets, Sale-Leaseback Transactions, Dissolution, Etc. Borrower will not, directly or indirectly: (a) enter into any transaction of merger or consolidation, except pursuant to a Permitted Acquisition or except pursuant to a merger or consolidation with an existing Subsidiary where Borrower is the surviving entity; (b) transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets; (c) transfer, sell, assign, discount, lease, or otherwise dispose of any of its notes or other instruments, accounts receivable, or contract rights with or without recourse, except for collection in the ordinary course of business, or any assets or properties necessary or desirable for the proper conduct of its business; (d) change the scope or nature of its business; (e) enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred; (f) invest in, acquire assets or stock of, transfer any assets to, or do business through any Subsidiary not described in Subsection 4.1 hereof except for Subsidiaries formed by Borrower for the purpose of consummating a Permitted Acquisition, which Subsidiaries will survive any such Permitted Acquisition; (g) wind up, liquidate, or dissolve itself or its business; or (h) agree to any of the foregoing.

    7.5 Acquisitions. Borrower will not acquire all or substantially all assets, or Capital Stock (or other equity interest) of any Person except pursuant to Permitted Acquisitions.

    7.6 Prohibitions on Dividends, Redemptions, Distributions and Other Payments. Borrower will not, directly or indirectly, declare allocate or pay any dividends on any shares of stock of any class of Borrower, now or hereafter outstanding, or purchase, redeem, or otherwise acquire or retire any shares of stock of any class of Borrower or apply or set apart any of its assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares, except that Borrower may purchase its own stock in an aggregate cumulative amount not to exceed $15,000,000.00 or 3,500,000 shares.

    7.7 Limitations on Loans, Advances, Investments, Transfer of Assets, and Acquisition of Assets. Borrower will not, directly or indirectly, make or have outstanding a loan or advance to or an investment in, or transfer assets to, or acquire all or a substantial part of the assets or properties of, or own or acquire stock or other securities of, any Person, except: (a) stock or other securities received in settlement of a debt that was created in the ordinary course of business; (b) travel advances in the ordinary course of business to its officers and employees; (c) readily marketable securities issued by the United States of America; (d) certificates of deposit or repurchase agreements of Lenders or of any other financial institution of comparable standing; (e) such outstanding matters as are set forth on the attached Schedule 7.7; (f) loans and advances to, and investments in, Subsidiaries subject to the requirements of Section 7.12 and 7.1 hereof; and (g) acquisitions permitted pursuant to Subsection 7.5 hereof or loans or advances permitted pursuant to Subsection 7.10 hereof.

    7.8 Regulation U. Borrower will not permit any part of the proceeds of the loan or loans made pursuant to this Agreement to be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation U or other applicable regulation. Borrower covenants that it is not engaged and will not become engaged as one of its principal or important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by Lenders, Borrower will furnish to Lenders in connection with any loan or loans hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said regulation. In addition, Borrower covenants that no part of the proceeds of the loan or loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of Borrower.

    7.9 Insider Transactions. Borrower will not, directly or indirectly, purchase, acquire, or lease any property or services from, or sell, provide, or lease any property or services to, or otherwise deal with, in the ordinary course of business or otherwise, (i) any stockholder or (ii) any business entity, corporation, partnership, or association in which a stockholder owns a controlling interest, except upon terms and conditions not less favorable to Borrower than if no such relationship existed, and except for such outstanding matters as are set forth on the attached Schedule 7.9.

    7.10 Loans to Officers, Stockholders, Employees, Etc. Borrower will not, directly or indirectly, lend or advance or permit to be outstanding any loans or advances of money, credit, or property to officers, stockholders, employees, agents, or consultants of Borrower (other than travel advances in the ordinary course of business) in an aggregate amount in excess of $4,500,000.00 at December 31, 1999 (with such limit to increase $100,000.00 for each fiscal quarter-end thereafter to reflect only the deferral of interest and no additional principal).

    7.11 Changes in Governing Documents, Accounting Methods, Fiscal Year. Borrower will not amend in any respect its articles of incorporation or bylaws from that in existence on the date of this Agreement or change its accounting methods or practices, its depreciation or amortization policy or rates, or its fiscal year end from that in existence as of the date of the financial statements provided to Lenders pursuant to Subsection 4.4 hereof, except as required to comply with law or with Generally Accepted Accounting Principles.

    7.12 Negative Covenants Applicable To Subsidiaries. Borrower will not permit any Subsidiary to do, with respect to itself, its business, or its assets, any of the things prohibited to Borrower in Subsections 7.1, 7.2, 7.3, 7.4 (except that in the case of a merger or consolidation of a Guarantor with a Subsidiary that is not a Guarantor, the Guarantor must be the surviving entity), 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, and 7.11 (except that a Subsidiary may change its accounting methods or practices, depreciation or amortization policy or rates, or fiscal year end to conform to that of Borrower) (any aggregate amounts specified in any of such Subsections to be applied on a consolidated basis for the Borrower and Subsidiaries).


                          SECTION 8. EVENTS OF DEFAULT.

    The following events shall constitute "Events of Default" hereunder.

    8.1 Payment of Obligations Under Loan Documents. Borrower fails to make payment of any principal, interest, or other amount due on any indebtedness owed any Lender, Swing Line Lender, Issuing Lender, or Administrative Agent under the Loan Documents (including but not limited to the obligation of Borrower to timely pay or reimburse Issuing Lender for each draw under the Letter of Credit), or fails to make any other payment to any Lender as contemplated thereunder either by the terms hereof or otherwise.

    8.2 Representation or Warranty. Any representation or warranty made or deemed made by Borrower or any other Person herein or in any writing furnished in connection with or pursuant to the Loan Documents, or any report, certificate, financial statement, or other information provided by Borrower or any other Person to any Lender, Swing Line Lender, Issuing Lender, or Administrative Agent in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect on the date when made or when deemed made, and continues to be false or misleading for a period of thirty (30) days.

    8.3 Covenants Under the Loan Documents. Borrower or any other Person fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it contained in this Agreement or any other Loan Document, or otherwise a part of the transactions covered hereby, and with respect to agreements, covenants, terms or conditions other than payment obligations (a) set forth in Section 6.15, such failure to perform continues for a period of fifteen (15) days, and (b) and other than those set forth in Section 6.15, such failure to perform continues for a period of thirty (30) days.

    8.4 Other Defaults under the Loan Documents. A default or event of default occurs under any other Loan Document, other than with respect to any matters described in Subsection 8.1, 8.2, or 8.3 above, and such default continues for a period of thirty (30) days.

    8.5 Cross-Default. A default or event of default occurs under any present or future indebtedness of Borrower to any Lender not evidenced by the Loan Documents or a default or event of default occurs under any guaranty or security document executed by any Person in connection therewith, and any such default or event of default continues beyond the expiration of any applicable grace or cure period. An Event of Default hereunder shall constitute a default under any such indebtedness, guaranty, or security document.

    8.6 Payment, Performance, or Default of Other Monetary Obligations. Borrower fails to make payment on any contract obligation or of principal or interest on any indebtedness other than that created under the Loan Documents or otherwise owed to any Lender, Swing Line Lender, Issuing Lender, or Administrative Agent, or Borrower fails to fully and promptly perform any other obligation, agreement, term, or condition contained in any agreement under which any such other indebtedness is created or there is otherwise a default or event of default thereunder.

    8.7 Other Covenants or Defaults to Lenders or Others. Borrower fails to fully and promptly perform when due any agreement, covenant, term, or condition involving an amount in excess of $100,000.00, binding on it contained in any lease, contract, or other agreement to which it is a party or in respect of which it is obligated, other than the Loan Documents and other than those containing monetary obligations (as described in Subsections 8.5 and 8.6 above), or there is otherwise a default or event of default thereunder, and such failure to perform continues for a period of thirty (30) days.

    8.8 Liquidation; Dissolution; Bankruptcy; Etc. Borrower liquidates or dissolves; the business of Borrower is suspended; Borrower files or commences a voluntary petition, case, proceeding, or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors, or Borrower takes any other action indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; Borrower applies for, or consents to or acquiescence in, the appointment of a receiver, trustee, custodian, or other similar official for Borrower or for all or a substantial part of its property; Borrower makes an assignment for the benefit of creditors; or Borrower is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature.

    8.9 Involuntary Bankruptcy, Etc. An involuntary petition, case, proceeding, or other action is commenced against Borrower under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; a receiver, trustee, custodian, or other similar official is involuntarily appointed for Borrower or for all or a substantial part of Borrower's property or assets; or any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of Borrower's assets or property results in the entry of an order for such relief; and any of the foregoing continues for sixty (60) days without being vacated, discharged, stayed, bonded, or dismissed.

    8.10 Judgments. A judgment is entered against Borrower for the payment of damages or money in excess of $100,000.00, if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not stayed within the time allowed by law for filing notice of appeal of the final judgment.

    8.11 Attachment, Garnishment, Liens Imposed by Law. A writ of attachment or garnishment is issued against, or a lien is imposed by operation of law on, any property of Borrower, if the amount of the claim or the value of the affected property is in excess of $100,000.00, if the lien is not discharged within thirty (30) days after it has attached.

    8.12 Corporate Existence, Transfer of Property. Any act or omission (formal or informal) of Borrower or its officers, directors, or shareholders leading to, or resulting in: (a) the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of (i) its corporate existence, or (ii) any rights, licenses, franchises, or permits the failure of which to retain would have a Material Adverse Effect; or (b) the transfer or disposition (whether by sale, lease, or otherwise) to any Person of all or a substantial part of its property.

    8.13 Invalidity of Security Interest and Liens; Transfer of Collateral. For any reason after the execution and delivery thereof, any document delivered pursuant hereto that creates, or was intended to create, a security interest, or other lien to secure indebtedness created hereunder, for a period of thirty (30) days: (a) ceases to be in full force and effect; or (b) the liens intended to be created thereby cease to be or are not valid and perfected first liens subject to no other liens except as expressly permitted herein; (c) or the party executing such document contests the validity or enforceability thereof or the lien created thereby; or (d) any collateral covered thereby is transferred to another Person.

    8.14 Invalidity of Guaranty. For any reason after the execution and delivery thereof, any document that gives rise to or was intended to give rise to a guaranty of the indebtedness created hereunder, for a period of thirty (30) days: (a) ceases to be in full force and effect; or (b) the party executing such document contests the validity or enforceability of its guaranty or denies that it has further liability with respect to any portion thereof, including without limitation with respect to future loans.

    8.15 Subsidiaries. Any of the matters described in Subsections 8.8 or 8.9 hereof occurs with respect to any Subsidiary and continues beyond any applicable cure period, or any of the matters described at Subsections 8.1, 8.2, 8.3, 8.5, 8.6, 8.7, 8.10, 8.11, 8.12 (with respect to its own organizational structure) hereof occurs with respect to any Subsidiary and continues beyond any applicable cure period.

                         SECTION 9. RIGHTS AND REMEDIES.

    9.1 Remedies Available Under Loan Documents and Otherwise. Lenders and Administrative Agent shall have, in addition to the rights and remedies contained in this Agreement and the other Loan Documents, all of the rights and remedies of a creditor and, to the extent applicable, of a secured party, now or hereafter available at law or in equity. Administrative Agent may, at its option, exercise any one or more of such rights and remedies individually, partially, or in any combination from time to time. No right, power, or remedy conferred by the Loan Documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

    9.2 Remedies Upon Event of Default. Without limiting the generality of the foregoing, if an Event of Default shall occur: (a) All commitments to make advances or to issue Letters of Credit shall terminate; (b) Administrative Agent may declare the indebtedness owed hereunder and any or all of any other indebtedness owed by Borrower to Lenders, Swing Line Lender, Issuing Lender, or Administrative Agent, whether direct or indirect, contingent or certain, to be accelerated and due and payable at once, whereupon such indebtedness, together with interest thereon, shall forthwith become due and payable, all without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived; (c) Administrative Agent may require Borrower to pay to Issuing Lender a sum equal to the maximum amount available to be drawn under the Letters of Credit, which sum Issuing Lender will hold for reimbursement of any amounts drawn under a Letter of Credit; and (d) Administrative Agent may proceed to do other all things provided by law, equity, or contract to enforce its rights and the rights of Issuing Lender and the Lenders under such indebtedness and to collect all amounts owing hereunder. Should Borrower fail to make any payments required to be made under clause (c) above, Required Lenders may, but shall not be obligated to, determine that Lenders shall make advances under the Line of Credit Notes (which advances shall, in Required Lenders' discretion bear interest at either the Line of Credit Default Base Rate or the Default Rate) and deposit such advances into an escrow account established for such purpose, to apply to amounts drawn under the Letters of Credit. Borrower shall immediately repay such advances to Lenders, and upon any failure to do so Administrative Agent shall be entitled to pursue any and all remedies it may have.

                      SECTION 10. THE ADMINISTRATIVE AGENT.

    10.1 Authorization and Action. Each Lender (including Swing Line Lender and Issuing Lender) hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents, as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without



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

limitation enforcement or collection of the Notes), Administrative Agent shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of any Lender, and Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Documents or applicable law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by Borrower for the Pro Rata or individual account of any Lender. Functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relationship in respect of any Lender by reason of this agreement or any Loan Document.

    10.2 Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the Lender; (b) may consult with legal counsel (including counsel for the Borrower or any of its Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Documents on the part of any obligor or its Subsidiaries or to inspect the property (including the books and records) of any obligor or its subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Documents, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Documents by acting upon any notice, consent, certificate, or other instrument or writing believe by it to be genuine and signed or sent by the proper party or parties.

    10.3 SunTrust Bank and Affiliates. With respect to its Revolving Credit Commitment, its Advances, and any Loan Documents, SunTrust Bank has the same rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. SunTrust Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any obligor, any Affiliate thereof, and any Person who may do business therewith, all as if SunTrust Bank were not Administrative Agent and without any duty to account therefor to any Lender.

    10.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements provided by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

    10.5 Indemnification by Lenders. Lenders shall indemnify Administrative Agent, Pro Rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Documents or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, Pro Rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Documents. The indemnity provided in this
Section 10.5 shall survive the termination of this Agreement.

    10.6 Successor Administrative Agent. Administrative Agent may resign any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Borrower shall have the option to designate an existing Lender to have a right of first refusal to accept the position of Administrative Agent; otherwise Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000.00. Upon the acceptance of


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


any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Section shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                           SECTION 11. MISCELLANEOUS.

    11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Documents, nor consent to any departure by the Borrower or any obligor therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Administrative Agent with the consent of the Required Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not), unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Revolving Credit Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any collateral or guaranties securing any obligor's obligations hereunder, other than releases contemplated hereby and by the Loan Documents, (e) change the meaning of "Specified Percentage" or the number of Lenders required to take any action hereunder, or change the definitions of "Revolving Credit Commitment," "Swing Line Commitment," "Letter of Credit Commitment," or "Maturity Date," or (f) amend Section 2 or this Section 11.1. No amendment, waiver, or consent shall affect the rights or duties of Administrative Agent under any Loan Documents, unless it is in writing and signed by Administrative Agent in addition to the requisite Lenders.

    11.2 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its Pro Rata share of payments made by the Borrower, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment Pro Rata with each of them, provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a Pro Rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so



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

recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as full as if such Lender were the direct creditor of the Borrower in the amount of such participation.

    11.3 Liens; Set-Off. Borrower hereby grants to each Lender and Administrative Agent a continuing lien to secure all indebtedness of Borrower whether created hereunder, pursuant hereto, or otherwise upon any and all monies, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender or Administrative Agent, if applicable, from or for Borrower, and also upon any and all deposits (general or special) and credits of Borrower, if any, at Bank, at any time existing. Upon the occurrence of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to Borrower, to set off, appropriate, and apply any or all items hereinabove referred to against all indebtedness of Borrower owed to it, whether under the Loan Documents or otherwise, whether now existing or hereafter arising. A Lender shall be deemed to have exercised such right of set-off and to have made a charge against such items immediately upon the occurrence of such Event of Default although made or entered on its books subsequent thereof.

    11.4 Payment of Expenses, Including Attorneys' Fees and Taxes. Borrower agrees: (a) to pay or reimburse Lenders and Administrative Agent for all their respective reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, and delivery of, and any amendment, supplement, or modification to, or waiver or consent under, the Loan Documents, and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable and customary fees and disbursements of their counsel, taxes, and all recording or filing fees; (b) to pay or reimburse Lenders and Administrative Agent for all of its costs and expenses incurred in connection with the administration, supervision, collection, or enforcement of, or the preservation of any rights under, the Loan Documents, including, without limitation, the fees and disbursements of their counsel, including attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise; (c) without limiting the generality of provision (a) hereof, to pay or reimburse Lenders and Administrative Agent for, and indemnify and hold them harmless against liability for, any and all documentary  stamp  taxes,  non-recurring  intangible  taxes,  or  other  taxes, together with any interest, penalties, or other liabilities in connection therewith, that Lenders and Administrative Agent now or hereafter determines are payable with respect to the Loan Documents, the obligations evidenced by the Loan Documents, any advances under the Loan Documents, and any guaranties or security instruments; and (d) to pay, indemnify, and hold Lenders and Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to


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


the execution, delivery, enforcement, performance, and administration of the Loan Documents, except in the event of gross negligence or willful misconduct on the part of the indemnified party. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future, and shall be secured by all collateral that secures the loan or loans described herein.

    11.5 Notices. Unless otherwise expressly agreed herein, and notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests, and demands to or upon the parties hereto pursuant to any Loan Document shall be deemed to have been given or made when delivered by hand or by courier service, when provided to a nationally recognized overnight delivery service for overnight delivery, when transmitted to a receiving telecopier, or three days after deposit in the mail, postage prepaid by registered or certified mail, return receipt requested for the purposes hereof the addresses of the parties hereto (until notice of a change thereof is delivered and provided in this Subsection) shall be as set forth under each party's name on the signature pages hereof.

    11.6 Governing Law. The validity, interpretation, and enforcement of the Loan Documents and the rights and obligations of the parties thereto, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

    11.7 Venue; Personal Jurisdiction. In any litigation in connection with or to enforce any of the Loan Documents, Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts located within the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to the address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Administrative Agent or Lenders from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

    11.8 Severability and Enforceability of Provisions. In the event that any one or more of the provisions of the Loan Documents is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable. To the extent permitted by applicable law, the parties hereby waive any law that renders any such provision invalid, illegal, or unenforceable in any respect.

    11.9 Failure of Party to Execute. Any party executing any of the Loan Documents shall be bound by the terms thereof without regard to execution by any other party, and the failure of any party to execute any of the Loan Documents shall not release or otherwise affect the obligations of the party or parties who do sign the other Loan Documents.

    11.10 Counterparts; Facsimile Signatures; Effective Date. The Loan Documents and any amendments, waivers, consents, or supplements hereto may be signed in original counterparts and by facsimile transmission of signed counterparts, in any number, each of which shall be deemed an original, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties hereto shall be lodged with Administrative Agent. This Agreement shall become effective upon the receipt by Administrative Agent of original signed counterparts or facsimile confirmation of signed counterparts of this Agreement, each of which shall be deemed an original, from each of the parties hereto.

    11.11 No Waiver. (a) No omission or failure of Administrative Agent or any Lender to exercise and no delay in exercising of any right, power, or privilege under any of the Loan Documents shall impair such right, power, or privilege, shall operate as a waiver thereof or be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

        (b) The execution of this Agreement and the new Loan Documents shall not constitute a waiver of any default or Event of Default in any Loan Document existing on the date hereof, nor shall it eliminate any right which Administrative Agent or Lenders may otherwise have to accelerate the indebtedness subject to this Agreement or exercise any other remedies by virtue of any such other default or Event of Default.

    11.12 Cumulative Remedies. The rights and remedies provided in the Loan Documents are cumulative, and not exclusive of any rights or remedies provided by law or in equity, and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise. The warranties, representations, covenants, and agreements made herein and therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

    11.13 Course of Dealing; Amendment; Supplemental Agreements. No course of dealing between the parties hereto shall be effective to amend, modify, or



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

change any provision of the Loan Documents. The Loan Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the party against whom such change is to be enforced. The parties may, subject to the provisions of this Subsection, from time to time, enter into written agreements supplemental to the Loan Documents for the purpose of adding any provisions to the Loan Documents or changing in any manner the rights and obligations of the parties thereunder. Any such supplemental agreement shall be binding upon the parties thereto.

    11.14 Time of Essence. Time is of the essence in the performance of the Loan Documents.

    11.15 Binding Obligation on Successors and Assigns. The Loan Documents shall be binding upon the parties thereto and their respective successors and assigns, and shall inure to the benefit of the parties thereto and their permitted successors and assigns.

    11.16 Assignments and Participations.

    (a)  Borrower  may not assign or transfer  any of its rights or  obligations
under  this  Agreement   without  the  prior  written  consent  of  Lenders  and
Administrative Agent.

    (b) Each Lender may assign to one or more banks or other entities its rights and obligations under this Agreement (including, without limitation, its Specified Percentage of the Revolving Credit Commitment, the Advances owing to it, and its obligations with respect to the Line of Credit Commitment and the Swing Line Commitment); provided, however, that (i) Borrower shall have the right to designate an existing Lender to have a right of first refusal to accept such assignment, (ii) the assignment shall be of all, and not a portion, of its rights and obligations under all of the facilities; (iii) Borrower shall consent in writing to the assignment, which consent, shall not be unreasonably withheld (except that no consent by Borrower shall be required in the case of any assignment to another Lender and no consent by Borrower shall be required after an Event of Default has occurred and is continuing); (iv) Administrative Agent shall consent in writing to the assignment, which consent shall be in Administrative Agent's sole discretion; and (v) the parties to the assignment shall execute and deliver to Administrative Agent an assignment and acceptance instrument in the form attached as Exhibit C hereto or otherwise satisfactory in form and substance to Administrative Agent (the "Assignment and Acceptance
Agreement"), together with a processing and recordation fee of $3,500.00, payable by the assignor. Upon such execution and delivery, the assignee shall be a party hereto, shall be deemed a "Lender," and shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Borrower and Administrative Agent), the obligations, rights, and benefits of a Lender hereunder, and the assigning Lender shall relinquish its rights and be released from obligations under this Agreement.

    (c) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Advances owing to it, and its obligations with respect to the Swing Line Commitment and the Line of Credit Commitment); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its commitments shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with the Lender's rights and obligations under this Agreement; (iv) such Lender may not agree with the participant to require the participant's consent or permit the participant to vote on whether to take or refrain from taking any action or to approve any amendment or waiver of any provision of any Loan Document, or any consent or any departure by any party therefrom, except that such Lender may agree with the participant that such Lender will not, without the consent or vote of the participant, agree to (1) increase the Revolving Credit Commitment, Swing Line Commitment, or Line of Credit Commitment of such Lender; (2) reduce the principal, interest, any fees, or other amounts payable under the Loan Documents, or waive or result in the waive of any Event of Default; (4) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable under the Loan Documents; or (5) release all or substantially all of any collateral or guaranties securing any obligations under the Loan Documents, other than releases contemplated by the Loan Documents; or
(6) change the definitions of "Revolving Credit Commitment," "Swing Line Commitment," "Letter of Credit Commitment," or "Maturity Date," in each case if the rights of the participant are or would be affected thereby. The assigning Lender shall promptly notify Borrower in writing of such assignment.

    (d) Administrative Agent and any Lender may disclose to any assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to Administrative Agent or such Lender.

    (e) Notwithstanding any of the foregoing to the contrary, nothing herein is intended to prohibit the assigning, discounting, or pledging of all or any portion of a Lender's interest in the Advances or any Note to any Federal Reserve Bank as collateral security pursuant to regulations of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Advances or a Note shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

    (f) Borrower agrees that any participants shall have the same rights of set-off against Borrower as granted the Lenders herein.

    11.17 Reliance Upon, Survival of and Materiality of Representations and Warranties, Agreements, and Covenants. All representations and



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

warranties, agreements, and covenants made in the Loan Documents are material and shall be deemed to have been relied upon by Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or Administrative Agent, and shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall continue in full force and effect so long as any indebtedness is owed to any Lender or Administrative Agent pursuant hereto or so long as there shall be any commitment to make loans hereunder. All statements contained in any certificate or other paper delivered to Lenders at any time pursuant to the Loan Documents shall constitute representations and warranties under the Loan Documents.

    11.18 Legal or Governmental Limitations. Anything contained in the Loan Documents to the contrary notwithstanding, no Lender shall be obligated to extend credit or make loans to Borrower in an amount in violation of any limitations or prohibitions provided by any applicable statute or regulation.

    11.19 Estoppel and Release. Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of such party as against the Administrative Agent or the Lenders with respect to the Revolving Credit Notes, the Line of Credit Notes, the Swing Line Note, any collateral therefor or guaranties thereof, or any other aspect of the transactions contemplated thereby, or alternatively, that any such right of offset, defense, counterclaim, claim, or objection known by Borrower is hereby expressly waived. In connection with the foregoing, Borrower hereby releases and discharges the Administrative Agent and the
Lenders, their subsidiaries, affiliates, directors, officers, employees, attorneys, agents, successors, and assigns from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, duties, liabilities, or obligations, of any kind or character, including without limitation such claims and defenses as fraud, mistake, duress, and usury, whether in law or in equity, choate or inchoate, which they have had or now have, if known by Borrower, arising under or in any manner relating to, whether directly or indirectly, the Revolving Credit Notes, the Line of Credit Notes, the Swing Line Note, any collateral therefor or guaranties thereof, or any other aspect of the transactions contemplated thereby from the beginning of time until the date hereof.

    11.20 Waiver of Appraisement, Valuation, Stay, etc. In consideration of the agreements as set forth herein, Borrower agrees that neither Borrower nor anyone claiming through or under Borrower will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, cash collateral, extension, homestead, exemption, or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of any security documents in accordance with the terms thereof, the absolute sale of the collateral encumbered thereby, or the delivery of possession thereof immediately after such sale to the purchaser at such sale. Borrower, for itself and all who may



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

at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all right to have the assets subject to the lien of the security documents marshalled upon any foreclosure or sale.

    11.21 Consultation With Counsel; Voluntary Execution. Borrower has had the opportunity to consult with counsel of its own choosing, and has discussed with such counsel the provisions of this Agreement and the other new Loan Documents or has freely and voluntarily elected not to discuss such provisions with counsel. Borrower has executed this Agreement and the other new Loan Documents voluntarily and with full knowledge of their significance and without any coercion or duress from Administrative Agent or Lenders. Borrower has read and understands the purpose and effect of this Agreement and the other new Loan Documents.

    11.22 Cooperation, Further Assurances. Borrower agrees to cooperate with Administrative Agent and Lenders so that the interests of such parties under the Loan Documents are protected and the intent of the Loan Documents and this Agreement can be effectuated. Borrower agrees to execute whatever further documents and to provide whatever further assurances Administrative Agent may reasonably request or deem necessary to effectuate the terms of this Agreement.

    11.23 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION WITH THE TRANSACTIONS CONTEMPLATED THEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS, ADMINISTRATIVE AGENT, SWING LINE LENDER, ISSUING LENDER, AND LEAD ARRANGER TO ENTER INTO THE TRANSACTIONS EVIDENCED HEREBY.



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


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

Address:   531 Flanders Filters Road        FLANDERS CORPORATION,
           Washington, NC  27889            a North Carolina corporation
           Attn:  Steven K. Clark

           Telephone: (252) 946-8081
           Telecopy:  (252) 946-4738
                                            By: /s/ Steven K. Clark
                                                   Steven K. Clark
                                                    Vice President

LEAD ARRANGER:

Address:   SunTrust Plaza                   SUNTRUST EQUITABLE
           303 Peachtree St., Ste 2400      SECURITIES CORPORATION, a
           Atlanta, GA  30308               Georgia corporation
Attn:      Susan O. Graham

                                            By: /s/ Susan O. Graham
                                                ------------------------------
                                                  Name:  Susan O. Graham
                                                  Title: Director

ADMINISTRATIVE AGENT:

Address:   Corporate Banking, Tampa Bay     SUNTRUST BANK,
           401 East Jackson Street          a state bank organized under the
           20th Floor                       the laws of Georgia
           Tampa, FL  33601
           Attn:  Donald J. Campisano

           Telephone:  (813) 224-2397       By:     /s/ W. David Wisdom
           Telecopier: (813) 224-2833       Name:   W. David Wisdom
                                            Title:  Vice President



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

SWING LINE LENDER:

Address:   Corporate Banking, Tampa Bay     SUNTRUST BANK,
           401 East Jackson Street          a state bank organized under the
           20th Floor                       the laws of Georgia
           Tampa, FL  33601
           Attn:  Donald J. Campisano

           Telephone:  (813) 224-2397       By:     /s/ W. David Wisdom
           Telecopier: (813) 224-2833       Name:   W. David Wisdom
                                            Title:  Vice President

ISSUING LENDER:

Address:   Corporate Banking, Tampa Bay     SUNTRUST BANK,
           401 East Jackson Street          a state bank organized under the
           20th Floor                       the laws of Georgia
           Tampa, FL  33601
           Attn:  Donald J. Campisano

           Telephone:  (813) 224-2397       By:     /s/ W. David Wisdom
           Telecopier: (813) 224-2833       Name:   W. David Wisdom
                                            Title:  Vice President

LENDERS:

Specified Percentage:  66.667%              SUNTRUST BANK,
Address:   Corporate Banking, Tampa Bay     a state bank organized under the
           401 East Jackson Street          laws of Georgia
           20th Floor
           Tampa, Florida 33601
           Telephone:  (813) 224-2397       By:     /s/ W. David Wisdom
           Telecopier: (813) 224-2833       Name:   W. David Wisdom
                                            Title:  Vice President


Specified Percentage:  33.333%              ZIONS FIRST NATIONAL BANK,
Address:   One South Main Street            a national banking association
           Salt Lake City, Utah 84111
           Attn:
           Telephone:
           Telecopier:                      By:     /s/ Brett Eliason
                                            Name:   Brett Eliason
                                            Title:  Vice President


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

STATE OF UTAH

COUNTY OF SALT LAKE

    Execution of the foregoing instrument was acknowledged before me this 1st day of February, 2000, by Steven K. Clark, as Vice President of Flanders Corporation, a North Carolina corporation, on behalf of the corporation. He is either personally known to me or has produced ____________________________ ____________________ as identification.

                             /s/ Connie R Calo
                             Printed/Typed Name:    Connie R Calo
(AFFIX NOTARIAL SEAL)        Notary Public-State of Utah
                             Commission Number:
                             My Commission Expires: 10-03-02





STATE OF GEORGIA

COUNTY OF FULTON

    Execution of the foregoing instrument was acknowledged before me this 3rd day of February, 2000, by Susan Graham as Director of SunTrust Equitable Securities Corporation, a Georgia corporation, on behalf of the corporation. He/She is either personally known to me or has produced ____________________________________________ as identification.

                          /s/ Janice J. Konopka
                          Printed/Typed Name: Janice J. Konopka
(AFFIX NOTARIAL SEAL)     Notary Public-State of Georgia
                          Commission Number:
                          My Commission Expires:  Jan. 21, 2003



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


STATE OF GEORGIA

COUNTY OF FULTON

    Execution of the foregoing instrument was acknowledged before me this 1 day of February, 2000, by W. David Wisdom, as Vice President of SunTrust Bank, a state bank organized under the laws of Georgia, on behalf of the bank. He/She is either personally known to me or has produced _____________________________ _______________ as identification.

                          /s/ Shaumar K. Morris
                          Printed/Typed Name:       Shaumar K. Morris
(AFFIX NOTARIAL SEAL)     Notary Public-State of    Georgia
                          Commission Number:
                          My Commission Expires:    June 13, 2003



STATE OF UTAH

COUNTY OF UTAH

    Execution of the foregoing instrument was acknowledged before me this 31st day of January, 2000, by Brett Eliason, as vice-president, of Zions First National Bank, a national banking association, on behalf of the association. He is either personally known to me or has produced ____________________________________________ as identification.

                        /s/ Travis Colledge
                        Printed/Typed Name:     Travis Colledge
(AFFIX NOTARIAL SEAL)   Notary Public-State of  Utah
                        Commission Number:
                        My Commission Expires:  06/10/00


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